Exhibit 10.3

EXECUTION COPY

SECOND AMENDMENT TO CREDIT AGREEMENT

SECOND AMENDMENT TO CREDIT AGREEMENT (this "Second Amendment"), dated as of September 30, 2009 is by and among APPLETON PAPERS INC., a Delaware corporation (the "U.S. Borrower"), PAPERWEIGHT DEVELOPMENT CORP., a Wisconsin corporation ("Holdings"), certain subsidiaries of Holdings identified on the signature pages hereto as Guarantors, the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the U.S. Borrower, Bemrosebooth Limited, a company organized under the laws of the United Kingdom, certain Subsidiaries of the U.S. Borrower party thereto, Holdings, the Lenders party thereto and the Administrative Agent entered into that certain Credit Agreement dated as of June 5, 2007 (as amended, restated, modified and/or supplemented from time to time, the "Credit Agreement");

WHEREAS, Holdings and the U.S. Borrower wish to amend and/or modify certain provisions of the Credit Agreement in order to permit the exchange of not less than $87,560,000 of the Senior Unsecured Notes and not less than $99,750,000 of the Senior Subordinated Notes for Second Lien Notes (as defined below) pursuant to the Exchange Offer (as defined below);

WHEREAS, the Second Lien Notes shall be secured by a Lien on certain of the Collateral pursuant to the Second Lien Security Documents (as defined below), which Lien shall rank subordinated and junior to the Lien on the Collateral pursuant to the Security Documents; and

WHEREAS, Holdings and the U.S. Borrower have requested that the Lenders amend the Credit Agreement to modify certain provisions contained therein; and

WHEREAS, the Required Lenders have agreed to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.                                         Amendments to Credit Agreement.

1.                                       Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

"Exchange Offer" means the tender and exchange of Senior Unsecured Notes and Senior Subordinated Notes for Second Lien Notes pursuant to that certain Offering Circular, dated August 18, 2009, in respect of the Senior Unsecured Notes, the Senior Subordinated Notes and the Second Lien Notes.

"Intercreditor Agreement" means the Intercreditor Agreement executed by Holdings, the U.S. Borrower, the other Loan Parties from time to time party thereto, the Administrative Agent and the collateral agent under the Second Lien Note Indenture, as the same may be amended, restated, supplemented, waived and/or otherwise modified from time to time in accordance with the terms thereof and of this Agreement.

"Second Amendment" means the Second Amendment to this Agreement, dated as of September 30, 2009.

"Second Amendment Effective Date" has the meaning specified in the Second Amendment.

"Second Lien Note Indenture" means the indenture entered into by Holdings, the U.S. Borrower, certain of its Subsidiaries and U.S. Bank National Association, as trustee, in connection with the issuance of the Second Lien Notes, as the same may be amended, restated, supplemented, waived and/or otherwise modified from time to time in accordance the terms thereof, of this Agreement and of the Intercreditor Agreement.

"Second Lien Note Documents" means the Second Lien Note Indenture, the Second Lien Notes, the Second Lien Security Documents and each other document, instrument or agreement relating to the issuance of the Second Lien Notes, as the same may be amended, restated, supplemented, waived and/or otherwise modified from time to time in accordance with the terms thereof, of this Agreement and of the Intercreditor Agreement.

"Second Lien Notes" means the 11.25% senior secured second lien notes of the U.S. Borrower due 2015 to be issued and exchanged pursuant to the Second Lien Note Indenture and in accordance with the Exchange Offer.

"Second Lien Security Documents" means the collective reference to each security agreement, pledge agreement, mortgage, deed of trust, collateral agreement, instrument or other document granting or perfecting a Lien on any asset or assets of any Person in accordance with the terms of the Intercreditor Agreement to secure the obligations and liabilities of Holdings, the U.S. Borrower and certain of its Subsidiaries under the Second Lien Note Documents.

"Specified Litigation" means that certain litigation commenced by the U.S. Borrower in September 2007 against a former contractor, in which the U.S. Borrower asserted claims including breach of obligations under a February 2007 agreement to perform certain engineering services, and in connection with which the U.S. Borrower received a favorable jury verdict on May 14, 2009.

2.                                       The definition of "Applicable Rate" appearing in Section 1.01 of the Credit Agreement is hereby amended by (a) deleting the grid contained in such definition and inserting the following new grid in lieu thereof:

			Eurodollar
			Rate Loans
			and
Pricing	Consolidated		Letter of	Base Rate
Level	Leverage Ratio	Commitment Fee	Credit Fee	Loans

1	<= 3.50:1	0.50%	3.125%	2.125%
2	> 3.50:1 but <= 4.00:1	0.50%	3.625%	2.625%
3	> 4.00:1 but <= 4.50:1	0.50%	4.125%	3.125%
4	> 4.50:1	0.50%	4.625%	3.625%

and (b) adding the following new sentence at the end thereof:

"The Applicable Rate in effect from the Second Amendment Effective Date through the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 6.02(a) for the fiscal quarter ending on or about September 30, 2009 shall be determined based upon Pricing Level 4."

3.                                       The definition of "Consolidated EBITDA" appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting the first paragraph of such definition and inserting the following new paragraph in lieu thereof:

" "Consolidated EBITDA" means, for any period, the sum of (i) Consolidated Net Income for such period plus (ii) without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense (including, but not limited to, goodwill), (d) any extraordinary charges or losses determined in accordance with GAAP, (e) non-cash charges from employee compensation deferrals and employer matching contributions pursuant to the ESOP Documentation relating to ESOP Stock Issuances, (f) cash losses from Asset Sales, (g) cash restructuring charges and/or non-recurring cash charges or losses not to exceed $2,000,000 in any twelve month period, (h) any other non-cash charges, non-cash expenses or non-cash losses of Holdings or any of its Subsidiaries (provided, however, that cash payments made in any future period in respect of such non-cash charges added back in determining Consolidated EBITDA for periods ending after the Closing Date (as with any other non-cash charge, expense or loss added to Consolidated Net Income pursuant to this clause (h)) shall be subtracted from Consolidated Net Income in calculating Consolidated EBITDA in the period when such payments are made) and (i) litigation expenses in connection with the Specified Litigation or one-time costs associated with the machinery and equipment involved in such litigation (including start-up costs), but only up to the aggregate amount of cash proceeds received by the U.S. Borrower during such period in connection with such litigation (it being understood that approximately $5,600,000 of such costs were incurred in the fourth quarter of fiscal year 2008, approximately $3,500,000 of such costs were incurred in the first quarter of fiscal year 2009 and approximately $3,000,000 of such costs were incurred in the second quarter of fiscal year 2009), minus (iii) to the extent included in the statement of such Consolidated Net Income for such period, the sum of, without duplication, (a) interest income, (b) any extraordinary income or gains determined in accordance with GAAP (including, in any event, proceeds of the Specified Litigation (except to the extent permitted to be added back to Consolidated Net Income pursuant to clause (ii)(i) above) and any other litigation that is unusual in nature and non-recurring), (c) any cancellation-of-debt income resulting from repurchases or exchanges of Indebtedness after the Closing Date, (d) cash gains from Asset Sales and (e) any other non-cash income (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period that are described in the parenthetical to clause (h) above), all as determined on a consolidated basis."

4.                                       The definition of "Consolidated Senior Secured Leverage Ratio" appearing in Section 1.01 of the Credit Agreement is hereby amended by (i) replacing the words "Senior Secured" with "First Lien", (ii) inserting the text "the Second Lien Notes," immediately after the text "Senior Unsecured Notes" appearing in such definition, (iii) inserting the text "(in right of payment or in right of lien priority)" immediately following the text "(i) subordinated" appearing in such definition and (iv) deleting the text "subordination provisions of the Senior Subordinated Notes" appearing in such definition and inserting the text "payment subordination provisions of the Senior Subordinated Notes or lien subordination provisions of the Second Lien Notes, as applicable". In addition, each other reference to "Consolidated Senior Secured Leverage Ratio" in the Credit Agreement is hereby amended to read "Consolidated First Lien Leverage Ratio".

5.                                       The definition of "Excess Cash Flow" appearing in Section 1.01 of the Credit Agreement is hereby amended by (i) inserting the text "Second Lien Notes," immediately after the text "Existing Senior Subordinated Notes," appearing in such definition, (ii) replacing the text "Section 7.08(a)(C)" with the text "Section 7.08(a)(D)" and (iii) inserting the text "or resulting from the receipt of casualty or condemnation proceeds or other Extraordinary Receipts" immediately after the text "(vii) the aggregate net amount of income on the Disposition of property".

6.                                       The definition of "Loan Documents" appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting the text "and (i) each Bilateral Facility Document" and inserting the text ", (i) each Bilateral Facility Document and (j) the Intercreditor Agreement" in lieu thereof.

7.                                       The definition of "Permitted Refinancing Debt" appearing in Section 1.01 of the Credit Agreement is hereby amended by inserting the following text immediately preceding the text "(x) in connection" appearing in such Section:

"(w) in connection with any refinancing of the Second Lien Notes, new Indebtedness of the U.S. Borrower having terms (other than pricing), taken as a whole, not materially less favorable to the U.S. Borrower than those applicable to the Second Lien Notes or otherwise on then market terms and conditions for comparable debt securities (as determined in good faith by the U.S. Borrower) or otherwise acceptable to the Administrative Agent; provided that in no event shall such Indebtedness (a) amortize, or otherwise be subject to scheduled redemptions, repurchases or other payments of principal or have a final maturity date that is earlier than December 15, 2015 (i.e., the original maturity date of the Second Lien Notes), (b) require prepayments or mandatory redemptions in a manner materially more extensive than the Second Lien Notes, (c) contain maintenance financial covenants that are more restrictive than those under this Agreement, (d) be secured by Liens that are not subordinated to the Liens securing the Obligations in a manner at least as favorable to the Lenders as provided for in the Intercreditor Agreement or (e) contain other terms and conditions that are more restrictive, taken as a whole, than those under this Agreement;"

8.                                       The definition of "Specified Change of Control" appearing in Section 1.01 of the Credit Agreement is hereby amended by inserting the text "in the Second Lien Note Indenture," immediately after the text "in the Senior Unsecured Note Indenture," appearing in such Section.

9.                                       Section 2.01(b) of the Credit Agreement is hereby amended by adding the following new paragraph to the end thereof:

"As of August 1, 2008, (i) BemroseBooth Limited, the UK Borrower, was sold by Rose Holdings Limited, released from its obligations under the Loan Documents and no longer constituted a Designated Foreign Subsidiary Borrower pursuant to Section 2.15(e) and (ii) accordingly, the Bilateral Facilities available to the UK Borrower are no longer applicable. As of the First Amendment Effective Date, (i) no other Designated Foreign Subsidiary Borrower had been designated pursuant to Section 2.15(e), (ii) no new Designated Foreign Subsidiary Borrowers are permitted pursuant to Section 2.15(e) and (iii) accordingly, Revolving Credit Loans are no longer available in Alternative Currencies."

10.                                 Section 2.05(b) of the Credit Agreement is hereby amended by deleting clause (ii) of such Section and inserting the following new clause (ii) in lieu thereof:

"(ii) If any Loan Party or any of its Subsidiaries (x) Disposes of any property in a Disposition constituting an Asset Sale which results in the realization by such Person of Net Cash Proceeds, (y) receives Net Cash Proceeds of casualty insurance or condemnation awards (or from payments in lieu thereof) or any Extraordinary Receipts (excluding for purposes of this clause (y) (I) any Net Cash Proceeds from "Recoveries" (as defined in the AWA Environmental Indemnity Agreement and the API Environmental Indemnity Agreement), which must be paid to AWA under the terms of the applicable Fox River Indemnity Arrangements and (II) the first $20,000,000 of Extraordinary Receipts received by the Loan Parties or any of their Subsidiaries in connection with the Specified Litigation on or after the Second Amendment Effective Date) or (z) incurs or issues any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 7.02), the U.S. Borrower shall prepay an aggregate principal amount of Term B Loans equal to 100% of such Net Cash Proceeds within five Business Days of the receipt thereof by such Person (such prepayments to be applied as set forth in clause (iii) below); provided, however, that, (A)

the U.S. Borrower shall only be required to prepay an aggregate principal amount of Term B Loans pursuant to preceding clause (x) above in this Section 2.05(b)(ii) equal to 50% of any Net Cash Proceeds received by the U.S. Borrower as a result of the Disposition by it of the Capital Stock of C&H Packaging Company, Inc. on or after the Second Amendment Effective Date, (B) so long as no Event of Default shall have occurred and be continuing, with respect to any prepayment of Term B Loans required to be made pursuant to preceding clause (x) above in this Section 2.05(b)(ii), if such prepayment would result in the prepayment of one or more Eurodollar Rate Loans on a day other than the last day of the then current Interest Period for each such Eurodollar Rate Loan, the U.S. Borrower may defer the relevant portion of such required payment until the last day of the relevant then current Interest Period of each such applicable Eurodollar Rate Loan (provided that such deferral period shall in no case exceed 60 days) and during such deferral period the U.S. Borrower may apply all or any part of such relevant portion of such required payment to prepay Revolving Credit Loans and may, subject to the fulfillment of the applicable conditions set forth in Article IV, reborrow such amounts (which amounts, to the extent originally constituting Net Cash Proceeds, shall be deemed to retain their original character as Net Cash Proceeds when so reborrowed) for application as required by this Section 2.05(b)(ii) (provided that, upon the occurrence of an Event of Default during any such deferral period, the U.S. Borrower shall immediately prepay Term B Loans in the amount of all Net Cash Proceeds received by the U.S. Borrower and other amounts, as applicable, that are required to be applied to prepay Loans under this Section 2.05(b)(ii) (without giving effect to this clause (B)) but which have not previously been so applied) and (C) with respect to any Net Cash Proceeds of casualty insurance or condemnation awards (or from payment in lieu thereof) otherwise required to be applied under preceding clause (y) above in this Section 2.05(b)(ii), at the election of the U.S. Borrower (as notified by the U.S. Borrower to the Administrative Agent (of its intent to reinvest) within five Business Days of the date of such Disposition), and so long as no Event of Default shall have occurred and be continuing at the time of such election, such Loan Party or such Subsidiary may reinvest all or any portion of such Net Cash Proceeds in operating assets so long as within 180 days after the receipt of such Net Cash Proceeds, such purchase shall have been consummated; and provided further, however, that any Net Cash Proceeds of casualty insurance or condemnation awards (or from payment in lieu thereof) not so reinvested shall be immediately applied (on such 180th day or, if sooner, to the extent (I) the U.S. Borrower makes an earlier determination that such funds will not be so invested or (II) an Event of Default has occurred and is continuing and the Required Lenders have requested immediate application) to the prepayment of the Term B Loans as set forth in this Section 2.05(b)(ii)."

11.                                 Section 2.05(b) of the Credit Agreement is hereby further amended by deleting clause (iii) of such Section and inserting the following new clause (iii) in lieu thereof:

"(iii) Each prepayment of Term B Loans pursuant to the foregoing provisions of this Section 2.05(b) shall be applied to the remaining principal repayment installments of the Term B Facility on a pro rata basis."

12.                                 Section 2.05(c) of the Credit Agreement is hereby amended by inserting the text ", the Second Lien Note Indenture" immediately after all instances of the text "the Senior Unsecured Note Indenture" appearing in such Section.

13.                                 Section 2.06(b) of the Credit Agreement is hereby amended by inserting the following text immediately preceding the existing text of such Section:

"The Revolving Credit Facility shall be permanently reduced by (x) $5,000,000 on December 31, 2009, (y) another $10,000,000 on March 31, 2010 and (z) another $15,000,000 on June 30, 2010, with each such reduction to be applied as provided in Section 2.06(c) and to be accompanied by any prepayment required pursuant to Section 2.05(b)(v)."

14.                                 Section 2.08 of the Credit Agreement is hereby amended by deleting subsection (a) of such Section and inserting the following new subsection (a) in lieu thereof:

"(a) Subject to the provisions of Section 2.08(b), (i) with respect to the Revolving Credit Loans (x) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) the Eurodollar Rate for such Interest Period plus (B) the Applicable Rate plus (C) (in the case of a Eurodollar Rate Loan of any Lender to any Designated Foreign Subsidiary Borrower in an Alternative Currency which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost; (y) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (z) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to (I) the Base Rate plus the Applicable Rate or (II) such other rate as mutually agreed to by the U.S. Borrower and the Swing Line Lender; and (ii) with respect to Term B Loans, (x) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period (A) prior to the Second Amendment Effective Date at a rate per annum equal to the sum of the Eurodollar Rate for such Interest Period plus 4.50% and (B) on the Second Amendment Effective Date and thereafter at a rate per annum equal to the sum of the Eurodollar Rate for such Interest Period plus 4.625% and (y) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date (A) prior to the Second Amendment Effective Date at a rate per annum equal to the Base Rate plus 3.50% and (B) on the Second Amendment Effective Date and thereafter at a rate per annum equal to the Base Rate plus 3.625%."

15.                                 Section 6.02 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (f) of such Section, (ii) redesignating clause (g) of such Section as clause (i) of such Section and (iii) inserting the following new clauses (g) and (h) immediately following clause (f) of such Section:

"(g) upon the request of the Administrative Agent (which request shall not be made more than once in any twenty four-month period, with the appraisals required pursuant to Section 6.16 counting as the initial request), promptly upon the completion thereof, appraisals at the expense of the U.S. Borrower, in form and substance, and conducted by an appraiser, reasonably satisfactory to the Administrative Agent, of the fixed assets and Mortgaged Properties of the Loan Parties;

(h) upon the request of the Administrative Agent (which request shall not be made more than once in any twelve-month period, with the field examinations required pursuant to Section 6.16 counting as the initial request), promptly upon the completion thereof, field examinations at the expense of the U.S. Borrower, in form and substance, and conducted by an appraiser, reasonably satisfactory to the Administrative Agent, of the inventory and accounts receivable of the Loan Parties; and"

16.                                 Section 6.09(e) of the Credit Agreement is hereby amended by inserting the text ", Second Lien Notes" immediately after the text "Senior Unsecured Notes" appearing in such Section.

17.                                 Section 6.12 of the Credit Agreement is hereby amended by inserting the text "or the Second Lien Notes" immediately after the text "Senior Unsecured Notes" appearing in such Section.

18.                                 Article VI of the Credit Agreement is hereby amended by inserting the following new Section 6.16 in the appropriate sequence:

"6.16 Second Amendment Post-Closing Actions.

Deliver to the Administrative Agent (or otherwise fully cooperate with the Administrative Agent in obtaining, at the expense of the U.S. Borrower) within 120 days of the Second Amendment Effective Date (or such later date as agreed to by the Administrative Agent in writing):

(a) appraisals, in form and substance, and conducted by an appraiser, reasonably satisfactory to the Administrative Agent, of the fixed assets and Mortgaged Properties of the Loan Parties; and

(b) a field examination, in form and substance, and conducted by an appraiser, reasonably satisfactory to the Administrative Agent, of the inventory and accounts receivable of the Loan Parties."

19.                                 Section 7.01(c) of the Credit Agreement is hereby amended to delete the asterisk in the grid therein and the asterisked footnote at the end thereof.

20.                                 Section 7.02 of the Credit Agreement is hereby amended by (i) deleting the text "$150,000,000" appearing in clause (f) of such Section and inserting the text "$142,500,000 minus the aggregate principal amount of the Senior Subordinated Notes outstanding on the Second Amendment Effective Date and exchanged for Second Lien Notes in connection with the Exchange Offer" in lieu thereof, (ii) deleting the text "$185,000,000" appearing in clause (g) of such Section and inserting the text "$109,500,000 minus the aggregate principal amount of the Senior Unsecured Notes outstanding on the Second Amendment Effective Date and exchanged for Second Lien Notes in connection with the Exchange Offer" in lieu thereof, (iii) deleting the word "and" appearing at the end of clause (r) of such Section, (iv) deleting the period appearing at the end of clause (s) of such Section and inserting the text "; and" in lieu thereof and (v) inserting the following new clause (t) at the end of such Section:

"(t) (i) Indebtedness of the U.S. Borrower in respect of the Second Lien Notes, together with any Permitted Refinancing Debt in connection therewith, in an aggregate principal amount not to exceed $199,657,500 minus the sum of (x) 1.01 times the aggregate principal amount of the Senior Unsecured Notes outstanding on the Second Amendment Effective Date and not exchanged for Second Lien Notes in connection with the Exchange Offer and (y) .625 times the aggregate principal amount of Senior Subordinated Notes outstanding on the Second Amendment Effective Date and not exchanged for Second Lien Notes in connection with the Exchange Offer and (ii) Guarantee Obligations of Holdings and any Subsidiary that is a Guarantor in respect of such Indebtedness."

21.                                 Section 7.03 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (r) of such Section, (ii) deleting the period appearing at the end of clause(s) of such Section and inserting the text "; and" in lieu thereof and (iii) inserting the following new clause (t) at the end of such Section:

"(t) to the extent such Liens are permitted under, and subject to, the Intercreditor Agreement, Liens securing Indebtedness under the Second Lien Note Documents and any Permitted Refinancing Debt in respect thereof."

22.                                 Section 7.06(b) of the Credit Agreement is hereby amended by deleting clause (iii) of such Section and inserting the following new clause (iii) in lieu thereof:

"(iii) to the extent such Restricted Payments would be permitted under (x) at any time prior to the Second Amendment Effective Date, Section 4.07(a) of each of the Senior Subordinated Note Indenture and the Senior Unsecured Note Indenture as in effect on the date hereof or (y) on and after the Second Amendment Effective Date, Section 4.07(a) of the Second Lien Note Indenture as in effect on the Second Amendment Effective Date, (in each case taking into account any Investments made pursuant to Section 7.07(l)), to make other Restricted Payments to, or in connection with, the ESOP or the ESOP Documentation."

23.                                 Section 7.07(l) of the Credit Agreement is hereby amended by deleting such Section in its entirety and inserting the following Section 7.07(l) in lieu thereof:

"(l) additional Investments to the extent such Investment, together with all Restricted Payments made pursuant to Section 7.06(b)(iii), would be permitted under (x) at any time prior to the Second Amendment Effective Date, Section 4.07(a) of each of the Senior Subordinated Note Indenture and the Senior Unsecured Note Indenture as in effect on the date hereof or (y) on and after the Second Amendment Effective Date, Section 4.07(a) of the Second Lien Note Indenture as in effect on the Second Amendment Effective Date."

24.                                 Section 7.08 of the Credit Agreement is hereby amended by deleting said Section in its entirety and inserting the following new Section 7.08 in lieu thereof:

"7.08 Prepayments and Modifications of Certain Debt Instruments.

(a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Senior Unsecured Notes, Senior Subordinated Notes, the Existing Senior Subordinated Notes, the Second Lien Notes, any Permitted Refinancing Debt or enter into any derivative or other transaction with any Derivatives Counterparty obligating Holdings, the U.S. Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of the Senior Unsecured Notes, the Senior Subordinated Notes, the Existing Senior Subordinated Notes or the Second Lien Notes (other than (A) the refinancing of any Existing Senior Subordinated Notes, Senior Subordinated Notes, Senior Unsecured Notes or Second Lien Notes with applicable Permitted Refinancing Debt, (B) the repurchase, redemption or defeasance of Senior Unsecured Notes so long as the Consolidated First Lien Leverage Ratio after giving effect thereto is less than 2.50 to 1.0 on a pro forma basis as if such repurchase, redemption or defeasance had been made on the last day of the most recent four quarter period of Holdings for which financial statements have been delivered pursuant to Section 6.01, (C) the repurchase, redemption or defeasance of Second Lien Notes so long as the Consolidated First Lien Leverage Ratio after giving effect thereto is less than 1.75 to 1.0 on a pro forma basis as if such repurchase, redemption or defeasance had been made on the last day of the most recent four quarter period of Holdings for which financial statements have been delivered pursuant to Section 6.01 and (D) in addition to subsection (B) above, (i) prior to the First Amendment Effective Date, the repurchase or repayment of up to $50,000,000 in aggregate principal amount of the Existing Senior Subordinated Notes, Senior Subordinated Notes, Senior Unsecured Notes and/or any Permitted Refinancing Debt, (ii) prior to the Second Amendment Effective Date, the repurchase or repayment of the Senior Subordinated Notes so long as the aggregate cash amount expended does not exceed $1,200,000, and (iii) Senior Unsecured Notes and Senior Subordinated Notes may be exchanged for Second Lien Notes pursuant to the terms of the Exchange Offer (including, without limitation, any consent payments, payments of accrued and unpaid (but not yet due) interest and any payments for rounding); provided that, in each case under this foregoing clauses (A), (B), (C) and (D), before and after giving effect to such repurchase, repayment and/or exchange, no Default or Event of Default shall have occurred or be continuing), (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Unsecured Notes, the Senior Subordinated Notes, the Existing Senior Subordinated Notes, the Second Lien Notes or any Permitted Refinancing Debt (other than any such amendment, modification, waiver or other change that is (x) not materially adverse to the Lenders (it being understood and agreed that an increase of greater than 2.00% to the existing cash interest rate or other yield provisions is materially adverse to the Lenders so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or Agent hereunder) and that, in any event, would not result in such Indebtedness being unable to qualify as Permitted Refinancing Indebtedness if it were newly issued or (y) with respect to the Senior Unsecured Notes and the Senior Subordinated Notes, made in connection with the Exchange Offer) or (c) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents) as "Designated Senior

Debt" (or any other defined term having a similar purpose) for the purposes of the Senior Subordinated Note Indenture or any applicable Permitted Refinancing Debt Document."

25.                                 Section 7.11 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing immediately preceding the text "(h) any agreements" appearing in such Section and inserting a comma in lieu thereof and (ii) deleting the period at the end of such Section and inserting the text "and (i) the Second Lien Note Indenture." in lieu thereof.

26.                                 Section 7.12 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing immediately preceding the text "(viii) any restrictions" appearing in such Section and inserting a comma in lieu thereof and (ii) deleting the period at the end of such Section and inserting the text "and (ix) the Second Lien Note Indenture." in lieu thereof.

27.                                 Section 8.01 of the Credit Agreement is hereby amended by (i) deleting the text "100%" appearing in clause (k)(ii) of such Section and inserting the text "greater than 50%" in lieu thereof, (ii) deleting the word "or" appearing at the end of clause (l) of such Section, (iii) deleting the comma appearing at the end of clause (m) of such Section and inserting the text "; or" in lieu thereof and (iv) inserting the following new clause (n) immediately after clause (m) of such Section:

"(n) the Intercreditor Agreement or any provision thereof shall cease to be in full force and effect, or any Lien securing or purporting to secure Indebtedness or other obligations owing under the Second Lien Note Documents shall, for any reason, cease to be subordinated to the Lien created under the Security Documents securing the First-Lien Obligations under, and as defined in, the Intercreditor Agreement,"

28.                                 Article XI of the Credit Agreement is hereby amended by inserting the following new Section 11.19 in the appropriate sequence:

"11.19 OTHER LIENS ON COLLATERAL; TERMS OF INTERCREDITOR AGREEMENT; ETC. (a) EACH LENDER HERETO UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT LIENS SHALL BE CREATED ON THE COLLATERAL PURSUANT TO THE SECOND LIEN NOTE DOCUMENTS, WHICH LIENS SHALL BE REQUIRED TO BE SUBORDINATED AND JUNIOR TO THE LIENS CREATED PURSUANT TO THE LOAN DOCUMENTS IN ACCORDANCE WITH THE TERMS OF THE INTERCREDITOR AGREEMENT. THE INTERCREDITOR AGREEMENT ALSO HAS OTHER PROVISIONS WHICH ARE BINDING UPON THE LENDERS, THE HEDGE BANKS AND THE CASH MANAGEMENT BANKS PURSUANT TO THIS AGREEMENT. PURSUANT TO THE EXPRESS TERMS OF SECTION 8.1 OF THE INTERCREDITOR AGREEMENT, IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND ANY OF THE LOAN DOCUMENTS, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

(b) EACH LENDER AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENT ON BEHALF OF THE LENDERS, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL

DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT IN ACCORDANCE WITH THE TERMS OF THE INTERCREDITOR AGREEMENT.

(c) THE PROVISIONS OF THIS SECTION 11.19 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT."

II.                                     Miscellaneous Provisions.

1.                                       Conditions Precedent to Effectiveness. This Second Amendment shall become effective on the date (the "Second Amendment Effective Date") when each of the following conditions shall have been satisfied:

(i) Holdings, the U.S. Borrower, the Guarantors, the Administrative Agent and the Lenders constituting the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of pdf, facsimile or other electronic transmission) the same to the Administrative Agent;

(ii) Holdings, the U.S. Borrower, the Guarantors, the Administrative Agent and the collateral agent under the Second Lien Note Indenture shall have duly authorized, executed and delivered the intercreditor agreement in the form of Annex I attached hereto, and such intercreditor agreement shall be in full force and effect;

(iii) the U.S. Borrower shall have paid to the Administrative Agent (or one of its Affiliates, as applicable) (a) a non-refundable cash amendment fee in dollars for distribution to each Lender which executes and delivers to the Administrative Agent (or its designee) a counterpart hereof by 5:00 P.M. (New York City time) on September 24, 2009, in an amount equal to 25 basis points (0.25%) of the sum of (x) the aggregate principal amount of all Term B Loans of such Lender and (y) Revolving Credit Commitments of such Lender, in each case outstanding on the Second Amendment Effective Date (immediately prior to the occurrence thereof) and (b) all other fees required to be paid on or before the Second Amendment Effective Date;

(iv) the U.S. Borrower shall have paid all reasonable fees, expenses and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Second Amendment Effective Date, plus such additional amounts of reasonable fees, expenses and disbursements of counsel to the Administrative Agent as shall constitute its reasonable estimate of reasonable fees, expenses and disbursements of counsel to the Administrative Agent incurred or to be incurred by it through the closing proceedings

(provided that such estimate shall not thereafter preclude a final settling of accounts between the U.S. Borrower and the Administrative Agent);

(v) after giving effect to this Amendment, the representations and warranties of the Loan Parties contained in Section 2 of Article II of this Amendment, Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or, if the applicable representation and warranty is already subject to a materiality standard, shall be true and correct in all respects) on and as of the Second Amendment Effective Date, except to the extent that such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects (or, if the applicable representation and warranty is already subject to a materiality standard, shall be true and correct in all respects) as of such date; and

(vi) no Default shall exist and be continuing as of the Second Amendment Effective Date.

2.                                       Representations and Warranties. Each of the Loan Parties hereby represents and warrants that (a) it has the power and authority, and legal right, to make, deliver and perform this Amendment, (b) it has taken all necessary organizational action to authorize the execution, delivery and performance this Amendment, (c) no consent or authorization of, filing with, notice to or other act by or in respect of, or order of, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by it of this Amendment, except consents which have been obtained or made and are in full force and effect, (d) the execution, delivery and performance of this Amendment will not violate any material Requirement of Law or Contractual Obligation of Holdings, the U.S. Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien (other than Liens permitted hereunder in connection with the Second Lien Notes) on any of their respective properties or revenues pursuant to any such Requirements of Law or any such Contractual Obligation, (e) the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those which expressly relate to an earlier date, in which case they are true and correct in all material respects as of such date) and (f) no Default or Event of Default exists under the Credit Agreement on and as of the date hereof and after giving effect to this Amendment, or will occur as a result of the transactions contemplated hereby.

3.                                       No Other Changes; Ratification. Except as expressly modified or waived hereby, all of the terms and provisions of the Credit Agreement (including schedules and exhibits thereto) and the other Loan Documents shall remain in full force and effect. The term "this Agreement" or "Credit Agreement" and all similar references as used in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. This Amendment shall constitute a "Loan Document" under, and as defined in, the Credit Agreement. Except as herein specifically agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms. This Amendment shall be effective only to the extent specifically set forth herein and shall not (i) be construed as a waiver of any breach or default other than as specifically waived herein nor as a waiver of any breach or default of which the Lenders have not been informed by Holdings or the U.S. Borrower, (ii) affect the right of the Lenders to demand compliance by Holdings or the U.S. Borrower with all terms and conditions of the Credit Agreement in all other instances, (iii) be deemed a waiver of any transaction or future action on the part of Holdings or the U.S. Borrower requiring the Lenders' or the Required Lenders' consent or approval under the Credit Agreement (after giving effect hereto), or (iv) be deemed or construed to be a waiver or release of, or a limitation upon, the Administrative Agent's or the Lenders' exercise of any rights or remedies under the Credit Agreement or any other document executed or delivered in connection therewith, whether arising as a consequence of any Event of Default which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.

4.                                       Expenses. The U.S. Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen PLLC, special counsel to the Administrative Agent.

5.                                       Acknowledgment of Guarantors. The Guarantors acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment and any documents executed in connection herewith do not operate to reduce or discharge the Guarantors' obligations under the Guarantee and Collateral Agreement or the other Loan Documents.

6.                                       Affirmation of Liens. Each Loan Party affirms the liens and security interests created and granted by it in the Loan Documents (including, but not limited to, the Guarantee and Collateral Agreement) and agrees that this Amendment and the permitting of Liens in connection with the Second Lien Notes shall in no manner adversely affect or impair such liens and security interests.

7.                                       Counterparts; Facsimile/Email. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Amendment by telecopy or electronic mail by any party hereto shall be effective as such party's original executed counterpart.

8.                                       Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles that would require the application of laws of another jurisdiction.

9.                                       Entirety. This Amendment and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. These Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between the parties.

10.                                 References to Credit Agreement. From and after the Second Amendment Effective Date, all references in the Credit Agreement and each of the other Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement, as modified hereby on the Second Amendment Effective Date.

* * *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Second Amendment as of the date first above written.

APPLETON PAPERS INC.

By:	/s/ Jeffrey J. Fletcher
Name:	Jeffrey J. Fletcher
Title:	Controller

PAPERWEIGHT DEVELOPMENT CORP.

By:	/s/ Jeffrey J. Fletcher
Name:	Jeffrey J. Fletcher
Title:	Controller

AMERICAN PLASTICS COMPANY, INC.

By:	/s/ Jeffrey J. Fletcher
Name:	Jeffrey J. Fletcher
Title:	Treasurer

C & H PACKAGING COMPANY, INC.

By:	/s/ Jeffrey J. Fletcher
Name:	Jeffrey J. Fletcher
Title:	Treasurer

NEW ENGLAND EXTRUSION INC.

By:	/s/ Jeffrey J. Fletcher
Name:	Jeffrey J. Fletcher
Title:	Treasurer

PDC CAPITAL CORPORATION

By:	/s/ Jeffrey J. Fletcher
Name:	Jeffrey J. Fletcher
Title:	Treasurer

ROSE HOLDINGS LIMITED

By:	/s/ Thomas J. Ferree
Name:	Thomas J. Ferree
Title:	Director

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Rosanne Parsill
Name:	Rosanne Parsill

ANNEX I

EXECUTION COPY

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, dated as of September 30, 2009 is by and among APPLETON PAPERS INC., a Delaware corporation (the "Borrower"), PAPERWEIGHT DEVELOPMENT CORP., a Wisconsin corporation ("Holdings"), each other Grantor (as hereinafter defined) from time to time party hereto, Bank of America, N.A., in its capacity as collateral agent under the First-Lien Loan Documents (as defined below) (together with its successors and assigns in such capacity from time to time, the "First-Lien Collateral Agent") and U.S. Bank National Association in its capacity as trustee and collateral agent under the Second-Lien Note Documents (as defined below) (together with its successors and assigns in such capacity from time to time, the "Second-Lien Collateral Agent").  Capitalized terms used herein but not otherwise defined herein have the meanings set forth in Section 1 below.

RECITALS

WHEREAS, the Borrower, Bemrosebooth Limited, a company organized under the laws of the United Kingdom, certain subsidiaries of the Borrower party thereto, Holdings, the lenders party thereto (the "Lenders") and Bank of America, N.A., in its capacity as administrative agent (together with its successors and assigns in such capacity from time to time, the "First-Lien Administrative Agent"), entered into that certain Credit Agreement dated as of June 5, 2007 (as amended, restated, supplemented, modified and/or Refinanced from time to time, the "First-Lien Credit Agreement") providing for the making of term and revolving loans to the Borrower, and the issuance of, and participation in, letters of credit for the account of the Borrower as provided therein;

WHEREAS, pursuant to that certain Indenture, dated as of the date hereof (as amended, restated, supplemented, modified and/or Refinanced from time to time, the "Second-Lien Note Indenture"), between the Borrower, the other Grantors from time to time party thereto and the Second-Lien Collateral Agent, the Borrower intends to issue senior secured second lien notes;

WHEREAS, the obligations of Holdings, the Borrower, and the other Grantors under the First-Lien Loan Documents, all Secured Hedge Agreements and all Secured Cash Management Agreements are secured by substantially all the assets of Holdings, the Borrower and the other Grantors, respectively, pursuant to the terms of the First-Lien Security Documents;

WHEREAS, the obligations of Holdings, the Borrower, and the other Grantors under the Second-Lien Note Documents will be secured by substantially all the assets of Holdings, the Borrower and the other Grantors, respectively, pursuant to the terms of the Second-Lien Security Documents;

WHEREAS, the First-Lien Loan Documents and the Second-Lien Note Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral;

WHEREAS, in order to induce the First-Lien Collateral Agent and the First-Lien Creditors to consent to the Grantors incurring the Second-Lien Obligations and to induce the First-Lien Creditors to continue to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower or any other Grantor, the Second-Lien Collateral Agent on behalf of the Second-Lien Creditors (and each Second-Lien Creditor by its acceptance of the benefits of the Second-Lien Security Documents) has agreed to the subordination, intercreditor and other provisions set forth in this Agreement; and

WHEREAS, the First-Lien Loan Documents may be amended to permit Holdings, the Borrower and the other Grantors to, from time to time, incur additional secured debt which Holdings, the Borrower and the First-Lien Collateral Agent may agree may share a first-priority security interest in the Collateral in accordance with the First-Lien Loan Documents and the terms of this Agreement in existence at the time of such incurrence;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.  Definitions.

1.1           Defined Terms.  As used in the Agreement, the following terms shall have the following meanings:

"Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

"Agreement" means this Intercreditor Agreement, as amended, restated, renewed, extended, supplemented and/or otherwise modified from time to time in accordance with the terms hereof.

"Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

"Bankruptcy Law" means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

"Borrower" has the meaning provided in the first paragraph of this Agreement.

"Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

"Cap Amount" means $463,125,000.

"Capital Stock" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

"Cash Management Agreement" has the meaning set forth in the First-Lien Credit Agreement.

"Cash Management Bank" has the meaning set forth in the First-Lien Credit Agreement.

"Collateral" means all of the assets and property of any Grantor, whether real, personal or mixed, constituting both First-Lien Collateral and Second-Lien Collateral.

"Collateral Agent" means, as the context requires, collectively, the First-Lien Collateral Agent and the Second-Lien Collateral Agent.

"Comparable Second-Lien Security Document" means, in relation to any Collateral subject to any Lien created under any First-Lien Security Document, that Second-Lien Security Document which creates a Lien on the same Collateral, granted by the same Grantor.

"Creditors" means, collectively, the First-Lien Creditors and the Second-Lien Creditors.

"Discharge of First-Lien Credit Agreement Obligations" means, except to the extent otherwise provided in Section 5.6 hereof (and subject to Section 6.5 hereof), (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective First-Lien Loan Documents, whether or not such interest is, or would be, allowed in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the First-Lien Loan Documents (other than contingent obligations not yet accrued and payable), (b) payment in full in cash of all other First-Lien Obligations (other than Secured Hedge Agreement Obligations and Secured Cash Management Obligations) that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including legal fees and other expenses, costs or charges accruing on or after the commencement of any Insolvency or Liquidation Proceeding whether or not such legal fees and other expenses, costs or charges are, or would be, allowed in such Insolvency or Liquidation Proceeding), (c) termination (without any prior demand for payment thereunder having been made or, if made, with such demand having been fully reimbursed in cash) or cash collateralization (in an amount and manner, and on terms, satisfactory to the First-Lien Collateral Agent) of all letters of credit issued by any First-Lien Creditor and (d) termination of all other commitments of the First-Lien Creditors under the First-Lien Loan Documents.

"Discharge of First-Lien Obligations" means, except to the extent otherwise provided in Section 5.6 hereof, (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective First-Lien Loan Documents, whether or not such interest would be allowed in any such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the First-Lien Documents (other than contingent obligations not yet accrued and payable), (b) payment in full in cash of all other First-Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including legal fees and other expenses, costs or charges accruing on or after the commencement of any Insolvency or Liquidation Proceeding whether or not such legal fees and other expenses, costs or charges are, or would be, allowed in such Insolvency or Liquidation Proceeding), (c) termination (without any prior demand for payment thereunder having been made or, if made, with such demand having been fully reimbursed in cash) or cash collateralization (in an amount and manner, and on terms, satisfactory to the First-Lien Collateral Agent) of all letters of credit, Secured Hedge Agreements and Secured Cash Management Agreements issued or entered into, as the case may be, by any First-Lien Creditor and (d) termination of all other commitments of the First-Lien Creditors under the First-Lien Documents.

"Enforcement Action" means the exercise of any rights or remedies against any Collateral, including, without limitation, any right to take possession or control of any Collateral under any lockbox agreement, account control agreement, landlord waiver or bailee's letter or similar agreement or arrangement, any right of set-off or recoupment and any enforcement, collection, execution, levy or foreclosure action or proceeding taken against the Collateral.

"First-Lien Collateral" means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any First-Lien Obligations.

"First-Lien Collateral Agent" has the meaning provided in the first paragraph of this Agreement.

"First-Lien Credit Agreement" has the meaning set forth in the recitals hereto.

"First-Lien Creditors" means, at any relevant time, the holders of First-Lien Obligations at such time, including, without limitation, the First-Lien Lenders, the Hedge Banks, the Cash Management Banks, the First-Lien Collateral Agent, the First-Lien Administrative Agent and the other agents and arrangers under the First-Lien Credit Agreement.

"First-Lien Documents" means and includes the First-Lien Loan Documents, each Secured Cash Management Agreement and each Secured Hedge Agreement.

"First-Lien Lenders" means the "Lenders" under, and as defined in, the First-Lien Credit Agreement; provided that the term "First-Lien Lender" shall in any event include each letter of credit issuer and each swingline lender under the First-Lien Credit Agreement.

"First-Lien Loan Documents" means the First-Lien Credit Agreement and the other Loan Documents (as defined in the First-Lien Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other First-Lien Obligation and any other document or instrument executed or delivered at any time in connection with any First-Lien Obligation (including any intercreditor or joinder agreement among holders of First-Lien Obligations but excluding Secured Hedge Agreements and Secured Cash Management Agreements), to the extent such are effective at the relevant time, as each may be amended, modified, restated, supplemented, replaced and/or Refinanced from time to time; provided that no such modification of the First-Lien Credit Agreement shall increase the maximum aggregate principal amount of Loans and stated amount of Letters of Credit thereunder to an amount in excess of the Cap Amount.

"First-Lien Obligations" means (i) all Obligations outstanding under the First-Lien Credit Agreement and the other First-Lien Loan Documents, (ii) all Secured Cash Management Obligations and (iii) all Secured Hedge Agreement Obligations.  "First-Lien Obligations" shall in any event include:  (a) all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant First-Lien Document, whether or not the claim for such interest is, or would be, allowed as a claim in such Insolvency or Liquidation Proceeding, (b) any and all fees, expenses and other charges (including attorneys' and/or financial consultants' fees and expenses) incurred by the First-Lien Collateral Agent, the First-Lien Administrative Agent and the First-Lien Creditors after the commencement of an Insolvency or Liquidation Proceeding, whether or not the claim for such fees, expenses and other charges is allowed under Section 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or Bankruptcy Law as a claim in such Insolvency or Liquidation Proceeding and (c) all obligations and liabilities of each Grantor under each First-Lien Document to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due. The First-Lien Obligations shall not include (x) principal of Loans or stated amounts of Letters of Credit in excess of the Cap Amount as in effect at the time incurred or (y) any amount in clauses (a) through (c) of the preceding sentence incurred in connection with the enforcement of the excess amounts referred to in preceding clause (x) (excluding, in either case, (i) any such excess amounts representing the capitalization of interest or fees or resulting from fluctuations in currency values, which excess amounts shall be First-Lien Obligations and (ii) all Secured Hedge Agreement Obligations and Secured Cash Management Obligations, which obligations shall be First-Lien Obligations).

"First-Lien Required Lenders" means the "Required Lenders" under, and as defined in, the First-Lien Credit Agreement.

"First-Lien Security Agreement" means the Guarantee and Collateral Agreement, dated as of June 5, 2007, among Holdings, the Borrower, the other Grantors from time to time party thereto and the First-Lien Collateral Agent, as the same may be amended, supplemented, restated, modified and/or Refinanced from time to time.

"First-Lien Security Documents" means the Security Documents (as defined in the First-Lien Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted (or purported to be granted) securing any First-Lien Obligations or under which rights or remedies with respect to such Liens are governed, as the same may be amended, supplemented, restated, modified and/or Refinanced from time to time.

"Governmental Authority" means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

"Grantors" means Holdings, the Borrower and each of the Subsidiary Guarantors (other than PDC Capital Corporation) that have executed and delivered, or may from time to time hereafter execute and deliver, a First-Lien Security Document or a Second-Lien Security Document.

"Hedge Agreements" has the meaning set forth in the First-Lien Credit Agreement.

"Hedge Bank" has the meaning set forth in the First-Lien Credit Agreement.

"Holdings" has the meaning provided in the first paragraph of this Agreement.

"Indebtedness" means and includes all Obligations that constitute "Indebtedness" within the meaning of the First-Lien Credit Agreement or the Second-Lien Note Indenture.

"Insolvency or Liquidation Proceeding" means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

"Letter of Credit" means "Letter of Credit" under, and as defined in, the First-Lien Credit Agreement.

"Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

"Loans" means "Loans" under, and as defined in, the First-Lien Credit Agreement.

"Obligations" means any and all obligations (including guaranty obligations) with respect to the payment and performance of (a) any principal of or interest or premium on any indebtedness, including any reimbursement obligation in respect of any letter of credit, or any other liability, including interest that accrues after the commencement of any Insolvency or Liquidation Proceeding of any Grantor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such Insolvency or Liquidation Proceeding, (b) any fees, indemnification obligations, expense reimbursement obligations or other liabilities payable under the documentation governing any indebtedness (including, without limitation, the retaking, holding, selling or otherwise disposing of or realizing on the Collateral), (c) any obligation to post cash collateral in respect of letters of credit or any other obligations, and (d) all performance obligations under the documentation governing any indebtedness.

"Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

"Pledged Collateral" means Collateral in the possession of the First-Lien Collateral Agent (or its agents or bailees), to the extent that possession thereof is taken to perfect a Lien thereon under the Uniform Commercial Code.

"Recovery" has the meaning set forth in Section 6.5 hereof.

"Refinance" means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such indebtedness.  "Refinanced" and "Refinancing" shall have correlative meanings.

"Required First-Lien Creditors" means (i) at all times prior to the occurrence of the Discharge of First-Lien Credit Agreement Obligations, the First-Lien Required Lenders (or, to the extent required by the First-Lien Credit Agreement, each of the First-Lien Lenders), and (ii) at all times after the occurrence of the Discharge of First-Lien Credit Agreement Obligations, the holders of at least the majority of the then outstanding Secured Hedge Agreement Obligations and/or Secured Cash Management Obligations (with the calculation of the amount of outstanding Secured Hedge Agreement Obligations and/or Secured Cash Management Obligations determined by the First-Lien Collateral Agent as directed by a majority of the holders of the Secured Hedge Agreement Obligations and Secured Cash Management Obligations or, in the absence of such a direction, in such reasonable manner as is acceptable to the First-Lien Collateral Agent).

"Second-Lien Collateral" means all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any Second-Lien Obligations.

"Second-Lien Collateral Agent" has the meaning set forth in the preamble hereof.

"Second-Lien Creditors" means, at any relevant time, the holders of Second-Lien Obligations at such time, including without limitation the Second-Lien Holders and the Second-Lien Collateral Agent.

"Second-Lien Enforcement Date" means, at any time while an "Event of Default" exists under (and as defined in) the Second-Lien Note Documents, the date which is 360 days after the occurrence of (i) such "Event of Default" and (ii) the First-Lien Collateral Agent's receipt of written notice from the Second-Lien Collateral Agent certifying that such "event of default" has occurred and is continuing (and requesting that enforcement action be taken with respect to the Collateral), so long as the respective "event of default" shall not have been cured or waived (or the respective acceleration rescinded).

"Second-Lien Holders" means the "Holders" under, and as defined in, the Second-Lien Note Indenture.

"Second-Lien Note Documents" means the Second-Lien Note Indenture, the Second-Lien Security Documents and each of the other agreements, documents and instruments providing for or evidencing any other Second-Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Second-Lien Obligation, as the same may be amended, modified or otherwise supplemented from time to time in accordance with the terms hereof, thereof and the First-Lien Credit Agreement; provided that any such modification does not increase the aggregate principal amount thereof beyond the limit set forth in the First-Lien Credit Agreement and is otherwise in accordance with the provisions of the First-Lien Credit Agreement and this Agreement.

"Second-Lien Note Indenture" has the meaning set forth in the recitals hereto.

"Second-Lien Obligations" means all Obligations outstanding under the Second-Lien Note Indenture and the other Second-Lien Note Documents.  "Second-Lien Obligations" shall in any event include:  (a) all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Second-Lien Note Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding, (b) any and all fees and expenses (including attorneys' and/or financial consultants' fees and expenses) incurred by the Second-Lien Collateral Agent and the Second-Lien Creditors after the commencement of an Insolvency or Liquidation Proceeding, whether or not the claim for fees and expenses is allowed under Section 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or Bankruptcy Law as a claim in such Insolvency or Liquidation Proceeding and (c) all obligations and liabilities of each Grantor under each Second-Lien Note Document to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due.

"Second-Lien Security Agreement" means the Second-Lien Collateral Agreement, dated as of the date hereof, among Holdings, the Borrower, the other Grantors from time to time party thereto and the Second-Lien Collateral Agent, as the same may be amended, supplemented, restated, modified and/or Refinanced from time to time in accordance with the terms hereof and thereof.

"Second-Lien Security Documents" means the Security Documents (or any similarly defined term) (as defined in the Second-Lien Note Indenture) and any other agreement, document, mortgage or instrument pursuant to which a Lien is granted (or purported to be granted) securing any Second-Lien Obligations or under which rights or remedies with respect to such Liens are governed, as the same may be amended, supplemented, restated, modified and/or Refinanced from time to time in accordance with the terms hereof and thereof.

"Secured Cash Management Agreement" means any Cash Management Agreement that is entered into by and between the Borrower or any other Grantor and any Cash Management Bank.

"Secured Cash Management Obligations" means the collective reference to all obligations and liabilities of a Grantor (including, without limitation, interest accruing at the then applicable rate provided in any Secured Cash Management Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to a Grantor, whether or not a claim for post-filing or post-petition interest is, or would be, allowed in such proceeding) to any Cash Management Bank, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Secured Cash Management Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the relevant Lender and other expenses, costs and charges or affiliate thereof that are required to be paid by any Grantor pursuant to the terms of any Secured Cash Management Agreement whether or not a claim is, or would be, allowed for such amounts in any Insolvency or Liquidation Proceeding of such Grantor).

"Secured Hedge Agreement" means any interest rate, energy, raw materials or commodity Hedge Agreement permitted under Article VII of the First-Lien Credit Agreement that is entered into by and between the Borrower or any other Grantor and any Hedge Bank.

"Secured Hedge Agreement Obligations" means the collective reference to all obligations and liabilities of a Grantor (including, without limitation, interest accruing at the then applicable rate provided in any Secured Hedge Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Grantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Hedge Bank, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Secured Hedge Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the relevant Lender or affiliate thereof and all other expenses, costs and charges that are required to be paid by any Grantor pursuant to the terms of any Secured Hedge Agreement whether or not a claim is, or would be, allowed for such amounts in any Insolvency or Liquidation Proceeding of such Grantor).

"Security Documents" means, collectively, the First-Lien Security Documents and the Second-Lien Security Documents.

"Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

"Subsidiary Guarantors" means each Subsidiary of Holdings which enters into a guaranty of any First-Lien Obligations or Second-Lien Obligations.

"Uniform Commercial Code" or "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York.

1.2                                 Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation."  The word "will" shall be construed to have the same meaning and effect as the word "shall".  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Exhibits or Sections shall be construed to refer to Exhibits or Sections of this Agreement, (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) terms defined in the UCC but not otherwise defined herein shall have the same meanings herein as are assigned thereto in the UCC, (g) reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder, and (h) references to Sections or clauses shall refer to those portions of this Agreement, and any references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs.

SECTION 2.  Priority of Liens.

2.1                                 Subordination; Etc.  Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the Second-Lien Obligations granted on the Collateral or of any Liens securing the First-Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any applicable law or the Second-Lien Note Documents or any other circumstance whatsoever (including any non-perfection of any Lien purporting to secure the First-Lien Obligations and/or Second-Lien Obligations), the Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Note Documents) hereby agrees that:  (a) any Lien on the Collateral securing any First-Lien Obligations now or hereafter held by or on behalf of the First-Lien Collateral Agent or any First-Lien Creditors or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any of the Second-Lien Obligations; and (b) any Lien on the Collateral now or hereafter held by or on behalf of the Second-Lien Collateral Agent, any Second-Lien Creditors or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First-Lien Obligations.  All Liens on the Collateral securing any First-Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second-Lien Obligations for all purposes, notwithstanding any failure of the First-Lien Collateral Agent or the First Lien Creditors to adequately perfect its security interests in the Collateral and whether or not such Liens securing any First-Lien Obligations are subordinated to any Lien securing any other obligation of Holdings, the Borrower, any other Grantor or any other Person.  The parties hereto acknowledge and agree that it is their intent that the First-Lien Obligations (and the security therefor) constitute a separate and distinct class (and separate and distinct claims) from the Second-Lien Obligations (and the security therefor).

2.2                                 Nature of First Lien Obligations. The Second-Lien Collateral Agent, for itself and on behalf of the other Second-Lien Creditors, acknowledges that (a) a portion of the First Lien Obligations are revolving in nature, (b) subject to succeeding clause (d), the amount of such revolving First-Lien Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (c) the terms of the First-Lien Obligations may be modified, extended or amended from time to time, and (d), subject to the limitations on the aggregate principal amount of First-Lien Obligations set forth in the definition of "First-Lien Obligations", the aggregate amount of the Obligations owing to the First-Lien Creditors may be increased or Refinanced, in either event, without notice to or consent by the Second-Lien Creditors and without affecting the provisions hereof.  Subject to the limitations on the aggregate principal amount of certain First-Lien Obligations set forth in the definition of "First-Lien Obligations", the lien priorities provided in Sections 2.1 and 2.2 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or Refinancing of either the First-Lien Obligations or the Second-Lien Obligations, or any portion thereof.

2.3                                 Prohibition on Contesting Liens.  Each of the Second-Lien Collateral Agent, for itself and on behalf of each Second-Lien Creditor, and the First-Lien Collateral Agent, for itself and on behalf of each First-Lien Creditor, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the validity or enforceability of any Security Document or any Obligation thereunder, (ii) the validity, perfection, priority or enforceability of the Liens, mortgages, assignments and security interests granted pursuant to the Security Documents with respect to the First-Lien Obligations or (iii) the relative rights and duties of the holders of the First-Lien Obligations and the Second-Lien Obligations granted and/or established in this Agreement or any other Security Document with respect to such Liens, mortgages, assignments, and security interests; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First-Lien Collateral Agent or any First-Lien Creditor to enforce this Agreement, including the priority of the Liens securing the First-Lien Obligations as provided in Section 3.1 hereof.

2.4                                 No New Liens.  So long as the Discharge of First-Lien Obligations has not occurred, the parties hereto agree that neither Holdings nor the Borrower shall, and shall not permit any other Grantor to, grant or permit any additional Liens, or take any action to perfect any additional Liens, on any asset or property to secure any Second-Lien Obligation unless it has also granted a Lien on such asset or property to secure the First-Lien Obligations and has taken all actions to perfect such Liens.  To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First-Lien Collateral Agent and/or the other First-Lien Creditors, the Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Note Documents), agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.4 shall be subject to Section 4.2 hereof.

2.5                                 Similar Liens and Agreements.  The parties hereto agree that it is their intention that the Second-Lien Collateral not be more expansive than the First-Lien Collateral.  In furtherance of the foregoing and of Section 8.9 hereof, the Second-Lien Collateral Agent and the other Second-Lien Creditors agree, subject to the other provisions of this Agreement:

(i)                                     upon request by the First-Lien Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Second-Lien Collateral and the steps taken to perfect the Liens thereon and the identity of the respective parties obligated under the Second-Lien Note Documents;

(ii)                                  that the First-Lien Security Documents and the Second-Lien Security Documents shall be substantially in the same form; and

(iii)                               that the guarantees for the First-Lien Obligations and the Second-Lien Obligations shall be substantially similar in substance.

SECTION 3.  Enforcement.

3.1                                 Exercise of Remedies.  (a)  Subject to Section 3.1(f), so long as the Discharge of First-Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Holdings, the Borrower or any other Grantor:  (i) the Second-Lien Collateral Agent and the other Second-Lien Creditors will not exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Collateral (including, without limitation, the exercise of any right under any lockbox agreement, control account agreement, landlord waiver or bailee's letter or similar agreement or arrangement to which the Second-Lien Collateral Agent or any Second-Lien Creditor is a party) or institute or commence, or join with any Person in commencing, any action or proceeding with respect to such rights or remedies (including any action of foreclosure, enforcement, collection or execution and any Insolvency or Liquidation Proceeding), and will not contest, protest or object to any foreclosure proceeding or action brought by the First-Lien Collateral Agent or any other First-Lien Creditor or any other exercise by the First-Lien Collateral Agent or any other First-Lien Creditor, of any rights and remedies relating to the Collateral under the First-Lien Documents or otherwise, or object to the forbearance by the First-Lien Collateral Agent or the other First-Lien Creditors from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral; and (ii) the First-Lien Collateral Agent shall have the exclusive right, and the Required First-Lien Creditors shall have the exclusive right to instruct the First-Lien Collateral Agent, to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second-Lien Collateral Agent or any other Second-Lien Creditor, all as though the Second-Lien Obligations did not exist; provided, that:

(A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any other Grantor, the Second-Lien Collateral Agent may file a claim or statement of interest with respect to the Second-Lien Obligations;

(B) the Second-Lien Collateral Agent may take any action (not adverse to the prior Liens on the Collateral securing the First-Lien Obligations, or the rights of the First-Lien Collateral Agent or the other First-Lien Creditors to exercise remedies in respect thereof) in order to preserve or protect its Lien on the Collateral in accordance with the terms of this Agreement; and

(C) the Second-Lien Creditors shall be entitled to file any necessary responsive or defensive pleading in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second-Lien Creditors, including any claim secured by the Collateral, if any, in each case in accordance with the terms of this Agreement.

In exercising rights and remedies with respect to the Collateral, the First-Lien Collateral Agent and the other First-Lien Creditors may enforce the provisions of the First-Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion.  Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b)                                 The Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Collateral, unless and until the Discharge of First-Lien Obligations has occurred and, to the extent any Collateral or the proceeds thereof are taken or received in connection with the exercise of a right or remedy with respect to the Collateral by the Second-Lien Collateral Agent or any Second-Lien Creditor, then such Collateral or proceeds shall be paid over to the First-Lien Collateral Agent in accordance with Section 4.2. Without limiting the generality of the foregoing, unless and until the Discharge of First-Lien Obligations has occurred, the sole right of the Second-Lien Collateral Agent and the other Second-Lien Creditors with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Second-Lien Security Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of the First-Lien Obligations has occurred in accordance with the terms of the Second-Lien Note Documents and applicable law.

(c)                                  The Second-Lien Collateral Agent and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Note Documents), (i) agrees that the Second-Lien Collateral Agent and the other Second-Lien Creditors will not take any action that would hinder, delay, limit or prohibit any exercise of remedies under the First-Lien Documents, including any collection, sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, or that would limit, invalidate, avoid or set aside any Lien or Security Document or subordinate the priority of the First-Lien Obligations to the Second-Lien Obligations or grant the Liens securing the Second-Lien Obligations equal ranking to the Liens securing the First-Lien Obligations and (ii) hereby waives any and all rights it or the Second-Lien Creditors may have as a junior lien creditor or otherwise (whether arising under the UCC or under any other law) to object to the manner in which the First-Lien Collateral Agent or the other First-Lien Creditors seek to enforce or collect the First-Lien Obligations or the Liens granted in any of the First-Lien Collateral, regardless of whether any action or failure to act by or on behalf of the First-Lien Collateral Agent or First-Lien Creditors is adverse to the interest of the Second-Lien Creditors.

(d)                                 Each Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Note Documents) agrees hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second-Lien Security Documents or any other Second-Lien Note Document shall be deemed to restrict in any way the rights and remedies of the First-Lien Collateral Agent or the other First-Lien Creditors with respect to the Collateral as set forth in this Agreement and the First-Lien Documents.

(e)                                  The Second-Lien Collateral Agent and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Note Documents) agrees that the Second-Lien Collateral Agent and the other Second-Lien Creditors will not, without the prior written consent of the First-Lien Required Lenders (or the First-Lien Collateral Agent at their direction or with their consent), issue any payment blockage or similar notice with respect to any First-Lien Obligations.

(f)                                    Notwithstanding anything to the contrary in preceding clauses (a) through (e) of this Section 3.1, at any time after the Second-Lien Enforcement Date, the Second-Lien Collateral Agent,

for itself and on behalf of the Second-Lien Creditors, and the other Second-Lien Creditors may, but only if the First-Lien Collateral Agent or the First-Lien Creditors are not pursuing or exercising remedies with respect to the Collateral (with any determination of which Collateral to proceed against, and in what order, to be made by the First-Lien Collateral Agent or such First-Lien Creditors in their sole discretion), enforce the Liens on Collateral granted pursuant to the Second-Lien Security Documents, provided that (x) any Collateral or any proceeds of Collateral received by the Second-Lien Collateral Agent or such other Second-Lien Creditor, as the case may be, in connection with the enforcement of such Lien shall be applied in accordance with Section 4 hereof and (y) the First-Lien Collateral Agent or any other First-Lien Creditors may at any time take over such enforcement actions or proceedings, provided that the First-Lien Collateral Agent or such First-Lien Creditors, as the case may be, pursues enforcement proceedings with respect to the Collateral, with any determination of which Collateral to proceed against, and in what order, to be made by the First-Lien Collateral Agent or such First-Lien Creditors in their sole discretion, and provided further that the Second-Lien Collateral Agent or Second-Lien Creditors, as the case may be, shall only be able to recoup (from amounts realized by the First-Lien Collateral Agent or any First-Lien Creditors) in any enforcement proceeding with respect to the Collateral (whether initiated by the First-Lien Collateral Agent or First-Lien Creditors or taken over by them as contemplated above) any expenses incurred by them in accordance with the priorities set forth in Section 4 hereof.

3.2                                 Actions Upon Breach.  (a)     If any Second-Lien Creditor, contrary to this Agreement, commences or participates in any Enforcement Action against Borrower, any other Grantor or the Collateral, the First-Lien Collateral Agent may intervene and may interpose in the name of the First-Lien Creditors or in the name of any Grantor the making of this Agreement as a defense or dilatory plea.

(b)                                 Should any Second-Lien Creditor, contrary to this Agreement, in any way take, or attempt or threaten to take, any Enforcement Action with respect to the Collateral (including, without limitation, any attempt to realize upon or enforce any remedy contrary to this Agreement), or fail to take any action required by this Agreement, the First-Lien Collateral Agent (in its own name or in the name of a Grantor) may obtain relief against such Second-Lien Creditor by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second-Lien Collateral Agent on behalf of each Second-Lien Creditor that (i) the First-Lien Creditors' damages from such actions may be difficult to ascertain and may be irreparable, and (ii) the Second-Lien Collateral Agent on behalf of each Second-Lien Creditor waives any defense that the First-Lien Creditors cannot demonstrate damage or can be made whole by the awarding of damages.

SECTION 4.  Payments.

4.1                                 Application of Proceeds.  So long as the Discharge of First-Lien Obligations has not occurred, any proceeds of any Collateral pursuant to the enforcement of any Security Document or the exercise of any remedial provision thereunder, together with all other proceeds received by any Creditor (including all funds received in respect of post-petition interest or fees and expenses) as a result of any such enforcement or the exercise of any such remedial provision or as a result of any distribution of or in respect of any Collateral (whether or not expressly characterized as such) upon or in any Insolvency or Liquidation Proceeding with respect to any Grantor, or the application of any Collateral (or proceeds thereof) to the payment thereof or any distribution of Collateral (or proceeds thereof) upon the liquidation or dissolution of any Grantor, shall be applied by the First-Lien Collateral Agent to the First-Lien Obligations in such order as specified in the relevant First-Lien Document.  Upon the Discharge of the First-Lien Obligations, the First-Lien Collateral Agent shall deliver (i) to the Second-Lien Collateral Agent any proceeds of Collateral held by it in the same form as received, with any necessary endorsements to be applied by the Second-Lien Collateral Agent to the Second-Lien Obligations in such order as specified in the Second-Lien Security Documents or (ii) as a court of competent jurisdiction may otherwise direct.

4.2                                 Payments Over.  Until such time as the Discharge of First-Lien Obligations has occurred, any Collateral or proceeds thereof (together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.4 hereof) (or any distribution in respect of the Collateral, whether or not expressly characterized as such) received by the Second-Lien Collateral Agent or any other Second-Lien Creditors in connection with the exercise of any right or remedy (including set-off) relating to the Collateral or otherwise that is inconsistent with this Agreement shall be segregated and held in trust and forthwith paid over to the First-Lien Collateral Agent for the benefit of the First-Lien Creditors in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.  The First-Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the Second-Lien Collateral Agent or any such other Second-Lien Creditors.  This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

SECTION 5.  Other Agreements.

5.1                                 Releases.

(a)                                  If, in connection with:

(i)                                     the exercise of the First-Lien Collateral Agent's remedies in respect of the Collateral including those described in Section 3.1 hereof, including any sale, lease, exchange, transfer or other disposition of any such Collateral (any of the foregoing, a "Remedial Action");

(ii)                                  any sale, lease, exchange, transfer or other disposition (any of the foregoing, a "Disposition") of any Collateral permitted under the terms of the First-Lien Loan Documents or consented to by the Required First-Lien Creditors (whether or not an "event of default" thereunder or under any Second-Lien Note Document has occurred and is continuing); or

(iii)                               any agreement between the First-Lien Collateral Agent and the Borrower or any other Grantor (x) to release the First-Lien Collateral Agent's Lien on any portion of the Collateral of a Grantor or (y) to release any Grantor from its obligations under its guaranty of the First-Lien Obligations, when, in each case, the Lien of the First Lien Collateral Agent on all of the Capital Stock of such Grantor is being released in accordance with Section 5.1(a)(i) or (ii);

there occurs the release by the First-Lien Collateral Agent, acting on its own or at the direction of the Required First-Lien Creditors, of any of its Liens on any part of the Collateral, or of any Grantor from its obligations under its guaranty of the First-Lien Obligations, then the Liens, if any, of the Second-Lien Collateral Agent, for itself and for the benefit of the Second-Lien Creditors, on such Collateral, and the obligations of such Grantor under its guaranty of the Second-Lien Obligations, shall be automatically, unconditionally and simultaneously released, and the Second-Lien Collateral Agent, for itself or on behalf of any such Second-Lien Creditors, promptly shall execute and deliver to the First-Lien Collateral Agent or such Grantor such termination statements, releases and other documents as the First-Lien Collateral Agent or such Grantor may request to effectively confirm such release; provided however that if an "event of default" then exists under the Second-Lien Note Indenture and the Discharge of First-Lien Obligations occurs concurrently with any such release, the Second-Lien Collateral Agent (on behalf of the Second-Lien Creditors) shall be entitled to receive the residual cash or cash equivalents (if any) remaining after giving effect to such release and the Discharge of the First-Lien Obligations.

(b)                                 Until the Discharge of First-Lien Obligations occurs, the Second-Lien Collateral Agent, for itself and on behalf of the Second-Lien Creditors, hereby irrevocably constitutes and appoints the First-Lien Collateral Agent and any officer or agent of the First-Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second-Lien Collateral Agent or such other Second-Lien Creditor or in the First-Lien Collateral Agent�s own name, from time to time in the First-Lien Collateral Agent�s discretion, for the purpose of carrying out the terms of Section 5.1(a), to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of Section 5.1(a), including any endorsements or other instruments of transfer or release.  This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

(c)                                  If, prior to the Discharge of First Lien Obligations, a subordination of the First-Lien Collateral Agent�s Lien on any Collateral is permitted (or in good faith believed by the First-Lien Collateral Agent to be permitted) under the First-Lien Credit Agreement to another Lien permitted under the First-Lien Credit Agreement (a "Priority Lien"), then the First-Lien Collateral Agent is authorized to execute and deliver a subordination agreement with respect thereto in form and substance satisfactory to it, and the Second-Lien Collateral Agent, for itself and on behalf of the Second-Lien Creditors, shall promptly execute and deliver to the First-Lien Collateral Agent or the relevant Grantor an identical subordination agreement subordinating the Liens of the Second-Lien Collateral Agent for the benefit of the Second-Lien Creditors to such Priority Lien.

5.2                                 Insurance.  Unless and until the Discharge of First-Lien Obligations has occurred, the First-Lien Collateral Agent (acting at the direction of the Required First-Lien Creditors) shall have the sole and exclusive right, subject to the rights of the Grantors under the First-Lien Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral.  Unless and until the Discharge of First-Lien Obligations has occurred, and subject to the rights of the Grantors under the First-Lien Security Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) in respect to the Collateral shall be paid to the First-Lien Collateral Agent for the benefit of the First-Lien Creditors pursuant to the terms of the First-Lien Loan Documents (including, without limitation, for purposes of cash collateralization of commitments, letters of credit, Secured Hedge Agreements and Secured Cash Management Agreements) and, after the Discharge of First-Lien Obligations has occurred, to the Second-Lien Collateral Agent for the benefit of the Second-Lien Creditors to the extent required under the Second-Lien Security Documents and then, to the extent no Second-Lien Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct.  If the Second-Lien Collateral Agent or any other Second-Lien Creditors shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall pay such proceeds over to the First-Lien Collateral Agent in accordance with the terms of Section 4.2 of this Agreement.

5.3                                 Amendments to Second-Lien Note Documents and Second-Lien Security Documents.

(a)                                  Until the Discharge of First-Lien Obligations occurs, the Second-Lien Note Documents may be amended, supplemented or otherwise modified in accordance with their terms and the Second-Lien Obligations may be Refinanced in each case, without the consent of the First-Lien Collateral Agent or the First-Lien Creditors; provided, however, that (i) the holders of any such Refinancing debt bind themselves in writing to the terms of this Agreement and (ii) any such amendment, supplement, modification or Refinancing shall be permitted under the First-Lien Credit Agreement.

(b)                                 Without the prior written consent of the First-Lien Collateral Agent (acting at the direction of the Required First-Lien Creditors), no Second-Lien Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second-Lien Security Document, would contravene the provisions of this Agreement or any First-Lien Loan Document.  Each of Holdings, the Borrower and each other Guarantor agrees that each Second-Lien Security Document shall include the following language (or language to similar effect approved by the First-Lien Collateral Agent):

"Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second-Lien Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Second-Lien Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of September 30, 2009 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Intercreditor Agreement"), among Appleton Papers Inc., Paperweight Development Corp., each other Grantor party thereto from time to time, Bank of America, N.A., as First-Lien Collateral Agent, U.S. Bank National Association, as Second-Lien Collateral Agent, and certain other persons party or that may become party thereto from time to time.  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control."

In addition, each of Holdings, the Borrower and each other Grantor agrees that each Second-Lien Security Document covering any Collateral shall contain such other language as the First-Lien Collateral Agent may reasonably request to reflect the subordination of such Second-Lien Security Document to the First-Lien Security Document covering such Collateral.

(c)                                  In the event the First-Lien Collateral Agent or the other First-Lien Creditors and the relevant Grantor(s) enter into any amendment, waiver or consent in respect of any of the First-Lien Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First-Lien Security Document or changing in any manner the rights of the First-Lien Collateral Agent, the other First-Lien Creditors, the Borrower or any other Grantor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Second-Lien Note Indenture and the Comparable Second-Lien Security Document without the consent of the Second-Lien Collateral Agent or the other Second-Lien Creditors and without any action by the Second-Lien Collateral Agent, the Borrower or any other Grantor, provided, that (A) no such amendment, waiver or consent shall have the effect of (i) removing assets subject to the Lien of the Second-Lien Security Documents, except to the extent that a release of such Lien is permitted by Section 5.1 of this Agreement, (ii) imposing additional duties on the Second-Lien Collateral Agent without its consent, or (iii) permitting other liens on the Collateral not permitted under the terms of the Second-Lien Note Documents or Section 6 hereof and (B) notice of such amendment, waiver or consent shall have been given to the Second-Lien Collateral Agent (although the failure to give any such notice shall in no way affect the effectiveness of any such amendment, waiver or consent).

5.4                                 Rights As Unsecured Creditors.  Except as otherwise set forth in this Agreement, the Second-Lien Collateral Agent and the other Second-Lien Creditors may exercise rights and remedies as unsecured creditors against Holdings, the Borrower or any other Grantor that has guaranteed the Second-Lien Obligations in accordance with the terms of the Second-Lien Note Documents and applicable law.  Except as otherwise set forth in this Agreement, nothing in this Agreement shall prohibit the receipt by the Second-Lien Collateral Agent or any other Second-Lien Creditors of the required payments of interest and principal on the Second-Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by the Second-Lien Collateral Agent or any other Second-Lien Creditor of rights or remedies as a secured creditor (including set-off) or enforcement in contravention of this Agreement of any Lien held by any of them.  In the event the Second-Lien Collateral Agent or any other Second-Lien Creditor becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Liens securing First-Lien Obligations on the same basis as the other Liens securing the Second-Lien Obligations are so subordinated to such First-Lien Obligations under this Agreement.  Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First-Lien Collateral Agent or the other First-Lien Creditors may have with respect to the First-Lien Collateral.

5.5                                 Bailee for Perfection.

(a)                                  The First-Lien Collateral Agent agrees to acquire and acknowledges it holds the Pledged Collateral or other Collateral (including any deposit accounts or securities accounts of the Grantors) in its possession or control (or in the possession or control of its agents or bailees) on behalf of itself and the Second-Lien Collateral Agent and any assignee solely for the purpose of perfecting the security interest granted under the First-Lien Documents and the Second-Lien Note Documents, subject to the terms and conditions of this Section 5.5.

(b)                                 Until the Discharge of First-Lien Obligations has occurred, the First-Lien Collateral Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the First-Lien Documents as if the Liens of the Second-Lien Collateral Agent under the Second-Lien Security Documents did not exist.  The rights of the Second-Lien Collateral Agent shall at all times be subject to the terms of this Agreement and to the First-Lien Collateral Agent's rights under the First-Lien Documents.

(c)                                  The First-Lien Collateral Agent shall have no obligation whatsoever to the First-Lien Creditors and the Second-Lien Collateral Agent or any Second-Lien Creditor to assure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5.  The duties or responsibilities of the First-Lien Collateral Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.5.

(d)                                 The First-Lien Collateral Agent acting pursuant to this Section 5.5 shall not have by reason of the First-Lien Security Documents, the Second-Lien Security Documents, this Agreement or any other document a fiduciary relationship in respect of the First-Lien Creditors, the Second-Lien Collateral Agent or any other Second-Lien Creditor.  The duties or responsibilities of the First-Lien Collateral Agent under this Section 5.5 shall be limited solely to (i) physically holding (or causing its agent or bailee, as applicable, to hold) any Collateral that may from time to time be in its possession or control (or in the possession or control of its agents or bailees) as agent or bailee for purposes of perfecting the Lien held by the other administrative agent and (ii) delivering the Collateral or the proceeds thereof to such Person as required by this Section 5.5.

(e)                                  Except as otherwise directed by a court of competent jurisdiction, upon the Discharge of the First-Lien Obligations, the First-Lien Collateral Agent shall deliver the remaining Pledged Collateral (if any) (or proceeds thereof) together with any necessary endorsements or transfer control of any Collateral, first, to the Second-Lien Collateral Agent, if any Second-Lien Obligations remain outstanding, and second, to the Borrower or the relevant Grantor if no First-Lien Obligations or

Second-Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain control of such Pledged Collateral).

5.6                                 When Discharge of First-Lien Obligations Deemed to Not Have Occurred.  If at any time after the Discharge of First-Lien Obligations has occurred, the Borrower thereafter enters into any Refinancing of any First-Lien Loan Document evidencing a First-Lien Obligation which Refinancing is permitted hereby, then such Discharge of First-Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing First-Lien Loan Document shall automatically be treated as First-Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the first-lien collateral agent under such First-Lien Loan Documents shall be the First-Lien Collateral Agent for all purposes of this Agreement.  Upon receipt of a notice stating that the Borrower has entered into a new First-Lien Loan Document (which notice shall include the identity of the new agent, such agent, the "New Agent"), the Second-Lien Collateral Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrower or such New Agent may reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement.

SECTION 6.  Insolvency or Liquidation Proceedings.

6.1                                 Finance and Sale Issues.  (a)  If the Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First-Lien Collateral Agent (acting at the direction of the Required First-Lien Creditors) shall desire to permit the use of Cash Collateral (as defined in Section 363(a) of the Bankruptcy Code) on which the First-Lien Collateral Agent or any other creditor of the Borrower or any other Grantor has a Lien or to permit the Borrower or any other Grantor to obtain financing (including on a priming basis), whether from the First-Lien Creditors or any other third party under Section 362, 363 or 364 of the Bankruptcy Code or any other Bankruptcy Law (each, a "Post-Petition Financing"), then the Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Note Documents), agrees that it will not oppose or raise any objection to or contest (or join with or support any third party opposing, objecting to or contesting), such use of Cash Collateral or Post-Petition Financing and will not request adequate protection or any other relief in connection therewith (except as expressly agreed in writing by the First-Lien Collateral Agent or to the extent permitted by Section 6.3 hereof) and, to the extent the Liens securing the First-Lien Obligations are subordinated to or pari passu with such Post-Petition Financing, the Liens of the Second-Lien Collateral Agent on the Collateral shall be deemed to be subordinated, without any further action on the part of any person or entity, to (x) the Liens securing the Post-Petition Financing (and all Obligations relating thereto), (y) any adequate protection Liens provided to the First-Lien Collateral Agent or the First-Lien Creditors and (z) any "carve-out" for professional and United States Trustee fees agreed to by the First-Lien Collateral Agent and the Liens securing the Second Lien Obligations shall have the same priority with respect to the Collateral relative to the Liens securing the First Lien Obligations as if such Post-Petition Financing had not occurred.  The Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors agrees that notice received three (3) calendar days prior to the entry of an order approving such usage of cash collateral or approving such Post-Petition Financing shall be adequate notice.

(b)  The Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Note Documents), agrees that it will raise no objection to, oppose or contest (or join with or support any third party opposing, objecting to or contesting), a sale or other disposition of any Collateral free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code if the Required First-Lien Creditors

have consented to such sale or disposition of such assets and the Liens securing the First-Lien Obligations and the Second-Lien Obligations continue on the proceeds of such sale or disposition of such assets.

6.2                                 Relief from the Automatic Stay.  Until the Discharge of First-Lien Obligations has occurred, the Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Note Documents), agrees that none of them shall (i) seek relief, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the First-Lien Collateral Agent or (ii) oppose any request by the First-Lien Collateral Agent or any First-Lien Creditor to seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral.

6.3                                 Adequate Protection.  (a) The Second-Lien Collateral Agent and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Note Documents), agrees that none of them shall (i) oppose, object to or contest (or join with or support any third party opposing, objecting to or contesting) (a) any request by the First-Lien Collateral Agent or the other First-Lien Creditors for adequate protection in any Insolvency or Liquidation Proceeding (or any granting of such request) or (b) any objection by the First-Lien Collateral Agent or the other First-Lien Creditors to any motion, relief, action or proceeding based on the First-Lien Collateral Agent or the other First-Lien Creditors claiming a lack of adequate protection or (ii) seek or accept any form of adequate protection under any of Sections 362, 363 and/or 364 of the Bankruptcy Code with respect to the Collateral, except to the extent that, in the sole discretion of the First Lien Creditors, the receipt by the Second-Lien Creditors of any such adequate protection would not reduce (or would not have the effect of reducing) or adversely affect the adequate protection that the First-Lien Creditors otherwise would be entitled to receive (it being understood that, in any event, (A) no adequate protection shall be requested or accepted by the Second-Lien Creditors or by the Second Lien Collateral Agent on their behalf unless the First-Lien Creditors are satisfied in their sole discretion with the adequate protection afforded to the First-Lien Creditors, and (B) any such adequate protection is in the form of a replacement Lien on the Grantors' assets, which Lien will be subordinated to the Liens securing the First-Lien Obligations (including any replacement Liens granted in respect of the First Lien Obligations) and any Post-Petition Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second-Lien Obligations are so subordinated to the First-Lien Obligations under this Agreement).

(b)                                 If the First-Lien Collateral Agent or the First-Lien Creditors (or any subset thereof) are granted adequate protection in the form of a superpriority claim, then the Second-Lien Collateral Agent, on behalf of itself or any of the Second-Lien Creditors, may seek or request a superpriority claim, which superpriority claim will be junior in all respects to the superpriority claim granted to the First-Lien Collateral Agent and the First-Lien Creditors, and, in the event that the Second-Lien Collateral Agent, on behalf of itself or any of the Second-Lien Creditors, seeks or requests adequate protection in respect of Second-Lien Obligations and such adequate protection is granted in the form of a superpriority claim, then the Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, agrees that the First-Lien Collateral Agent and the providers of any Post-Petition Financing also shall be granted a superpriority claim, which superpriority claim will be senior in all respects to the superpriority claim granted to the Second-Lien Collateral Agent and the Second-Lien Creditors.  The Second-Lien Collateral Agent and each of the Second Lien Creditors (by its acceptance of the benefits of the Second-Lien Note Documents) agrees, pursuant to Section 1129(a)(9) of the Bankruptcy Code, that such junior superpriority claims (including any claim arising under 11 U.S.C. §507(b)) may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims.  The Second-Lien Collateral Agent and each of the Second-Lien Creditors (by its acceptance of the benefits of the Second-Lien Note

Documents) agrees that they shall waive a right to distributions of proceeds of Avoidance Actions (defined below) in respect of any claim granted to the Second-Lien Collateral Agent or the Second Lien Creditors in connection with the Post-Petition Financing or cash collateral usage or arising as a result of the Second-Lien Creditors rights under 11 U.S.C. §507(b) upon the waiver by the First-Lien Collateral Agent, on behalf of itself and the First-Lien Creditors, of a right to distributions of proceeds of such Avoidance Actions.  For purposes hereof, "Avoidance Actions" means all claims and causes of actions under Chapter 5 of the Bankruptcy Code, including, inter alia, those under sections 502(d), 544, 545, 547, 548, 549, 550, 552(b) and 553.

6.4                                 No Waiver; Voting Rights.  Nothing contained herein shall prohibit or in any way limit the First-Lien Collateral Agent or any First-Lien Creditor from objecting on any basis in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second-Lien Collateral Agent or any other Second-Lien Creditor, including the seeking by the Second-Lien Collateral Agent or any other Second-Lien Creditor of adequate protection or the assertion by the Second-Lien Collateral Agent or any other Second-Lien Creditors of any of its rights and remedies under the Second-Lien Note Documents or otherwise.  In any Insolvency or Liquidation Proceeding, neither the Second-Lien Collateral Agent nor any other Second-Lien Creditor shall (i) oppose, object to, or vote against any plan of reorganization or disclosure statement, or join with or support any third party in doing so, to the extent the terms of such plan or disclosure statement comply with the following clause (ii) and are otherwise consistent with the rights of the First-Lien Creditors under this Agreement or (ii) support or vote for any plan of reorganization or disclosure statement of any Grantor unless (x) such plan provides for the payment in full in cash of all First-Lien Obligations (including all post-petition interest, fees and expenses as provided in Section 6.6 hereof) on the effective date of such plan of reorganization (or such plan is otherwise supported by the First-Lien Creditors), or (y) such plan provides on account of the First Lien Obligations for the retention by the First Lien Collateral Agent, for the benefit of the First Lien Creditors, of the Liens on the Collateral securing the First Lien Obligations, and on all proceeds thereof, and such plan also provides that any Liens retained by, or granted to, the Second Lien Collateral Agent are only on assets or property securing the First Lien Obligations and shall have the same relative priority with respect to the Collateral or other assets or property, respectively, as provided in this Agreement with respect to the Collateral, and to the extent such plan provides for deferred cash payments, or for the distribution of any other property of any kind or nature, on account of the First Lien Obligations or the Second Lien Obligations, such plan provides that any such deferred cash payments or other distributions in respect of the Second Lien Obligations shall be delivered to the First-Lien Collateral Agent and distributed in accordance with the priorities provided in Section 4.1 hereof, it being understood that, in the event that any plan is proposed by any debtor, creditor, or other party in interest in any such Insolvency or Liquidation Proceeding that is inconsistent with or purports to alter the provisions of this Agreement (including the provisions of Section 4.1 hereof and the priority of application of the proceeds of Collateral set forth therein), the First-Lien Collateral Agent shall be deemed to have been granted, as of the date hereof, an irrevocable power of attorney to vote the claims of the Second-Lien Creditors against any such plan, with such appointment being coupled with an interest, and the First-Lien Collateral Agent shall be deemed the "holder" of such claims within the meaning of Section 1126(a) of the Bankruptcy Code.  Except as provided in this Section 6, the Second-Lien Creditors shall remain entitled to vote their claims in any such Insolvency or Liquidation Proceeding.

6.5                                 Preference Issues.  If any First-Lien Creditor is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrower or any other Grantor any amount (a "Recovery"), then the First-Lien Obligations shall be reinstated to the extent of such Recovery and the First-Lien Creditors shall be entitled to a reinstatement of First-Lien Obligations with respect to all such recovered amounts.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.  Any amounts received by the Second Lien Collateral Agent or any Second Lien Creditor on account of the Second Lien Obligations after the termination of this Agreement shall, in the event of a reinstatement of this Agreement pursuant to this Section 6.5, be held in trust for and paid over to the First Lien Collateral Agent for the benefit of the First Lien Creditors, for application to the reinstated First Lien Obligations.  This Section 6.5 shall survive termination of this Agreement.

6.6                                 Post-Petition Interest.

(a)                                  Neither the Second-Lien Collateral Agent nor any other Second-Lien Creditor shall oppose or seek to challenge any claim by the other First-Lien Collateral Agent or any First-Lien Creditor for allowance in any Insolvency or Liquidation Proceeding of First-Lien Obligations consisting of post-petition interest, fees or expenses.  Regardless of whether any such claim for post-petition interest, fees or expenses is allowed or allowable, and without limiting the generality of the other provisions of this Agreement, this Agreement expressly is intended to comply with and does comply with the "rule of explicitness" in that this Agreement expressly entitles the First-Lien Creditors, and is intended to provide the First Lien Creditors with the right, to receive payment of all post-petition interest, fees or expenses through distributions made pursuant to the provisions of this Agreement even though such interest, fees and expenses are not allowed or allowable against the bankruptcy estate of the Borrower or any other Grantor under Section 502(b)(2) or Section 506(b) of the Bankruptcy Code or under any other provision of the Bankruptcy Code or any other Bankruptcy Law.

(b)                                 Without limiting the foregoing, it is the intention of the parties hereto that (and to the maximum extent permitted by law the parties hereto agree that) the First-Lien Obligations (and the security therefor) constitute a separate and distinct class (and separate and distinct claims) from the Second-Lien Obligations (and the security therefor).

6.7                                 Waiver.  The Second-Lien Collateral Agent and each of the other Second-Lien Creditors (by its acceptance of the benefits of the Second-Lien Note Documents) waives any claim it may hereafter have against any First-Lien Creditor arising out of the election by any First-Lien Creditor of the application to the claims of any First Lien Creditor of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any Cash Collateral or Post-Petition Financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.

6.8                                 Limitations.  So long as the Discharge of First-Lien Obligations has not occurred, without the express written consent of the First-Lien Collateral Agent, in any Insolvency or Liquidation Proceeding involving any Grantor, none of the Second-Lien Creditors shall (or shall join with or support any third party making, opposing, objecting or contesting, as the case may be) (i) make an election for application to its claims of Section 1111(b)(2) of the Bankruptcy Code, (ii) oppose, object to or contest the determination of the extent of any Liens held by any of the First-Lien Creditors or the value of any claims of First-Lien Creditors under Section 506(a) of the Bankruptcy Code, (iii) oppose, object to or contest the payment to the First Lien Creditors of interest, fees or expenses under Section 506(b) of the Bankruptcy Code, or (iv) assert or enforce, at any time prior to the Discharge of First-Lien Obligations, any claim under Section 506(c) of the Bankruptcy Code senior to or on parity with the First Lien Obligations for costs or expenses of preserving or disposing of any Collateral.

SECTION 7.  Reliance; Waivers; Etc.

7.1                                 Reliance.  The consent by the First-Lien Creditors to the execution and delivery of the Second-Lien Documents and the grant to the Second-Lien Collateral Agent on behalf of the Second-Lien Creditors of a Lien on the Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the First-Lien Creditors to the Grantors shall be deemed to have been given and made in reliance upon this Agreement.  The First-Lien Collateral Agent, on behalf of itself and the First-Lien Creditors under the First-Lien Documents, acknowledges that it and the other First-Lien Creditors have, independently and without reliance on the Second-Lien Collateral Agent or any other Second-Lien Creditors, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such First-Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under any First-Lien Document or this Agreement.  Each of the Second-Lien Creditors (by its acceptance of the benefits of the Second-Lien Note Documents) other than the Second-Lien Collateral Agent, acknowledges that it has, independently and without reliance on the First-Lien Collateral Agent or any First-Lien Creditor, and based on documents and information deemed by it appropriate, made its own credit analysis and decision to enter into each of the Second-Lien Note Documents and be bound by the terms of this Agreement and it will continue to make its own credit decision in taking or not taking any action under the Second-Lien Note Documents or this Agreement.

7.2                                 No Warranties or Liability.  The First-Lien Collateral Agent, on behalf of itself and the First-Lien Creditors under the First-Lien Documents, acknowledges and agrees that each of the Second-Lien Collateral Agent and the other Second-Lien Creditors have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second-Lien Note Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  The Second-Lien Creditors will be entitled to manage and supervise their respective loans and extensions of credit under the Second-Lien Note Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  Each of the Second-Lien Creditors (by its acceptance of the benefits of the Second-Lien Note Documents) acknowledges and agrees that each of the First-Lien Collateral Agent and the First-Lien Creditors have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First-Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  The First-Lien Creditors will be entitled to manage and supervise their respective loans and extensions of credit under their respective First-Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  The Second-Lien Collateral Agent and the other Second-Lien Creditors shall have no duty to the First-Lien Collateral Agent or any of the other First-Lien Creditors, and the First-Lien Collateral Agent and the other First-Lien Creditors shall have no duty to the Second-Lien Collateral Agent or any of the other Second-Lien Creditors, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with Holdings, the Borrower or any other Grantor (including under the First-Lien Documents and the Second-Lien Note Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3                                 No Waiver of Lien Priorities.

(a)                                  No right of the First-Lien Creditors, the First-Lien Collateral Agent or any of them to enforce any provision of this Agreement or any First-Lien Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Holdings, the Borrower or any other Grantor or by any act or failure to act by any First-Lien Creditor or the First-Lien Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First-Lien Documents or any of the Second-Lien Note Documents, regardless of any knowledge thereof which the First-Lien Collateral Agent or the First-Lien Creditors, or any of them, may have or be otherwise charged with.

(b)                                 Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Borrower and the other Grantors under the First-Lien Documents), the First-

Lien Creditors, the First-Lien Collateral Agent and any of them may, at any time and from time to time in accordance with the First-Lien Documents and/or applicable law, without the consent of, or notice to, the Second-Lien Collateral Agent or any other Second-Lien Creditor, without incurring any liabilities to the Second-Lien Collateral Agent or any other Second-Lien Creditor and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second-Lien Collateral Agent or any Second-Lien Creditors is affected, impaired or extinguished thereby) do any one or more of the following:

(i)                                     make loans and advances to any Grantor or issue, guaranty or obtain letters of credit for account of any Grantor or otherwise extend credit to any Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

(ii)                                  change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First-Lien Obligations or any Lien on any First-Lien Collateral or guaranty thereof or any liability of the Borrower or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First-Lien Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First-Lien Collateral Agent or any of the First-Lien Creditors, the First-Lien Obligations or any of the First-Lien Documents;

(iii)                               sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First-Lien Collateral or any liability of the Borrower or any other Grantor to the First-Lien Creditors or the First-Lien Collateral Agent, or any liability incurred directly or indirectly in respect thereof;

(iv)                              settle or compromise any First-Lien Obligation or any other liability of the Borrower or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First-Lien Obligations) in any manner or order;

(v)                                 exercise or delay in or refrain from exercising any right or remedy against the Borrower or any other Grantor or any other Person or with respect to any security, elect any remedy and otherwise deal freely with the Borrower, any other Grantor or any First-Lien Collateral and any security and any guarantor or any liability of the Borrower or any other Grantor to the First-Lien Creditors or any liability incurred directly or indirectly in respect thereof;

(vi)                              release or discharge any First-Lien Obligation or any guaranty thereof or any agreement or obligation of any Grantor or any other person or entity with respect thereto;

(vii)                           take or fail to take any Lien securing the First-Lien Obligations or any other collateral security for any First-Lien Obligations or take or fail to take any action which may be necessary or appropriate to ensure that any Lien securing First-Lien Obligations or any other Lien upon any property is duly enforceable or perfected or entitled to priority as against any other Lien or to ensure that any proceeds of any property subject to any Lien are applied to the payment of any First-Lien Obligation or any Obligation secured thereby; or

(viii)                        otherwise release, discharge or permit the lapse of any or all Liens securing the First-Lien Obligations or any other Liens upon any property at any time securing any First Lien Obligations.

Notwithstanding the above, any amendment, waiver or consent in respect of any of the First-Lien Security Documents shall be consistent with the provisions Section 5.3(c) hereof.

(c)                                  The Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Note Documents), agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4                                 Waiver of Liability; Indemnity.

(a)                                  Each of the Second-Lien Creditors (by its acceptance of the benefits of the Second-Lien Note Documents) also agrees that the First-Lien Creditors and the First-Lien Collateral Agent shall have no liability to any of the Second-Lien Creditors, and each of the Second-Lien Creditors (by its acceptance of the benefits of the Second-Lien Note Documents) hereby waives any claim against any First-Lien Creditor or the First-Lien Collateral Agent, arising out of any and all actions which the First-Lien Creditors or the First-Lien Collateral Agent may take or permit or omit to take with respect to:  (i) the First-Lien Documents (including, without limitation, any failure to perfect or obtain perfected security interests in the First-Lien Collateral), (ii) the collection of the First-Lien Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any First-Lien Collateral.  The Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, agrees that the First-Lien Creditors and the First-Lien Collateral Agent have no duty, express or implied, fiduciary or otherwise, to them in respect of the maintenance or preservation of the First-Lien Collateral, the First-Lien Obligations or otherwise.  Neither the First-Lien Collateral Agent nor any other First-Lien Creditor nor any of their respective directors, officers, employees or agents will be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so, or will be under any obligation to sell or otherwise dispose of any Collateral upon the request of the or any other Grantor or upon the request of the Second-Lien Collateral Agent, any other holder of Second-Lien Obligations or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  Without limiting the foregoing, each Second-Lien Creditor by accepting the benefits of the Second-Lien Security Documents agrees that neither the First-Lien Collateral Agent nor any other First-Lien Creditor (in directing the Collateral Agent to take any action with respect to the Collateral) shall have any duty or obligation to realize first upon any type of Collateral or to sell, dispose of or otherwise liquidate all or any portion of the Collateral in any manner, including as a result of the application of the principles of marshaling or otherwise, that would maximize the return to any class of Creditors holding Obligations of any type (whether First-Lien Obligations or Second-Lien Obligations), notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by such class of Creditors from such realization, sale, disposition or liquidation.

(b) With respect to its share of the Obligations, Bank of America, N.A. and/or U.S. Bank National Association (each a "Bank") shall have and may exercise the same rights and powers hereunder as, and shall be subject to the same obligations and liabilities as and to the extent set forth herein for, any other Creditor, all as if Bank were not the First-Lien Collateral Agent or the Second-Lien Collateral Agent.  The term "Creditors" or any similar term shall, unless the context clearly otherwise indicates, include Bank in its individual capacity as a Creditor.  Bank and its affiliates may lend money to, and generally engage in any kind of business with, the Grantors or any of their Affiliates as if Bank were not acting as the First-Lien Collateral Agent or Second- Lien Collateral Agent and without any duty to account therefor to any other Creditor.

7.5                                 Obligations Unconditional.  All rights, interests, agreements and obligations of the First-Lien Collateral Agent and the other First-Lien Creditors and the Second-Lien Collateral Agent and the other Second-Lien Creditors, respectively, hereunder (including the Lien priorities established hereby) shall remain in full force and effect irrespective of:

(a)                                  any lack of validity or enforceability of any First-Lien Loan Document or any Second-Lien Document;

(b)                                 any change in the time, manner or place of payment of, or in any other terms of, all or any of the First-Lien Obligations or Second-Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First-Lien Document or any Second-Lien Document;

(c)                                  any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First-Lien Obligations or Second-Lien Obligations or any guarantee thereof;

(d)                                 the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower or any other Grantor; or

(e)                                  any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Borrower or any other Grantor in respect of the First-Lien Obligations, or of the Second-Lien Collateral Agent or any Second-Lien Creditor in respect of this Agreement.

SECTION 8.  Miscellaneous.

8.1                                 Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of the First-Lien Documents or the Second-Lien Note Documents, the provisions of this Agreement shall govern and control.

8.2                                 Effectiveness; Continuing Nature of this Agreement; Severability.  This Agreement shall become effective when executed and delivered by the parties hereto.  This is a continuing agreement of lien subordination and the First-Lien Creditors may continue, at any time and without notice to the Second-Lien Collateral Agent or any other Second-Lien Creditor, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower or any other Grantor constituting First-Lien Obligations in reliance hereon.  The Second-Lien Collateral Agent and each of the Second-Lien Creditors (by its acceptance of the benefits of the Second-Lien Note Documents) hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding.  Without limiting the generality of the foregoing, this Agreement is intended to constitute and shall be deemed to constitute a �subordination agreement�

within the meaning of Section 510(a) of the Bankruptcy Code and is intended to be and shall be interpreted to be enforceable to the maximum extent permitted pursuant to applicable nonbankruptcy law.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  All references to the Borrower or any other Grantor shall include the Borrower or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Borrower or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.  This Agreement shall terminate and be of no further force and effect, (i) with respect to the Second-Lien Collateral Agent, the other Second-Lien Creditors and the Second-Lien Obligations, upon the later of (1) the date upon which the obligations under the Second-Lien Note Indenture terminate if there are no other Second-Lien Obligations outstanding on such date and (2) if there are other Second-Lien Obligations outstanding on such date, the date upon which such Second-Lien Obligations terminate and (ii) with respect to the First-Lien Collateral Agent, the other First-Lien Creditors and the First-Lien Obligations, the date of the Discharge of First-Lien Obligations, subject to the rights of the First-Lien Creditors under Section 6.5.

8.3                                 Amendments; Waivers.  No amendment, modification or waiver of any of the provisions of this Agreement by the Second-Lien Collateral Agent or the First-Lien Collateral Agent shall be made unless the same shall be in writing signed on behalf of each party hereto; provided that (x) the First-Lien Collateral Agent (at the direction of the Required First-Lien Creditors) may, without the written consent of any other Creditor, agree to modifications of this Agreement for the purpose of securing additional extensions of credit (including pursuant to the First-Lien Credit Agreement or any Refinancing or extension thereof) and adding new creditors as "First-Lien Creditors" and "Creditors" hereunder, so long as such extensions (and resulting additions) do not otherwise give rise to a violation of the express terms of the First-Lien Credit Agreement or the Second-Lien Note Indenture and (y) additional Grantors may be added as parties hereto in accordance with the provisions of Section 8.18 of this Agreement. Each waiver of the terms of this Agreement, if any, shall be a waiver only with respect to the specific instance involved and shall not impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.  Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights, interests, liabilities or privileges are directly and adversely affected.

8.4                                 Information Concerning Financial Condition of Holdings and its Subsidiaries.  (a)     The First-Lien Collateral Agent and the First-Lien Creditors, on the one hand, and the Second-Lien Collateral Agent and the other Second-Lien Creditors, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of Holdings and its Subsidiaries and all endorsers and/or guarantors of the First-Lien Obligations or the Second-Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First-Lien Obligations or the Second-Lien Obligations.  The First-Lien Collateral Agent and the other First-Lien Creditors shall have no duty to advise the Second-Lien Collateral Agent or any other Second-Lien Creditor of information known to it or them regarding such condition or any such circumstances or otherwise.  In the event the First-Lien Collateral Agent or any of the other First-Lien Creditors, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second-Lien Collateral Agent or any other Second-Lien Creditor, it or they shall be under no obligation (w) to make, and the First-Lien Collateral Agent and the other First-Lien Creditors shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

(b)                                 The Grantors agree that any information provided to the First-Lien Collateral Agent, the Second-Lien Collateral Agent, any First-Lien Creditor or any Second-Lien Creditor may be shared by such Person with any First-Lien Creditor, any Second-Lien Creditor, the First-Lien Collateral Agent or the Second-Lien Collateral Agent notwithstanding a request or demand by such Grantor that such information be kept confidential; provided that such information shall otherwise be subject to the respective confidentiality provisions in the First-Lien Documents and the Second Lien Documents, as applicable.

8.5                                 Subrogation.  Subject to the Discharge of First-Lien Obligations, with respect to the value of any payments or distributions in cash, property or other assets that the Second-Lien Creditors or Second-Lien Collateral Agent pay over to the First-Lien Collateral Agent or any of the other First-Lien Creditors under the terms of this Agreement, the Second-Lien Creditors and the Second-Lien Collateral Agent shall be subrogated to the rights of the First-Lien Collateral Agent and such other First-Lien Creditors; provided that, the Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First-Lien Obligations has occurred.  Each of Holdings, the Borrower and each other Grantor acknowledges and agrees that, the value of any payments or distributions in cash, property or other assets received by the Second-Lien Collateral Agent or the other Second-Lien Creditors and paid over to the First-Lien Collateral Agent or the other First-Lien Creditors pursuant to, and applied in accordance with, this Agreement, shall not relieve or reduce any of the Obligations owed by the Borrower or any other Grantor under the Second-Lien Note Documents.

8.6                                 Application of Payments.  All payments received by the First-Lien Collateral Agent or the other First-Lien Creditors may be applied, reversed and reapplied, in whole or in part, to such part of the First-Lien Obligations as the First-Lien Creditors, in their sole discretion, deem appropriate.  The Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, assents to any extension or postponement of the time of payment of the First-Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the First-Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7                                 SUBMISSION TO JURISDICTION; WAIVERS.  (a)  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK TO THE EXTENT PERMITTED BY APPLICABLE LAW.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.8; AND (iv) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b)                                 EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.7(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8.8                                 Notices.  All notices to the Second-Lien Creditors and the First-Lien Creditors permitted or required under this Agreement may be sent to the Second-Lien Collateral Agent and the First-Lien Collateral Agent, respectively.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of electronic mail or four Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, (i) the addresses of each Collateral Agent shall be as set forth opposite such Collateral Agent's name on the signature pages hereto and (ii) the addresses of each Grantor shall be as set forth in the respective Security Documents, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.9                                 Further Assurances.  Each of the First-Lien Collateral Agent, on behalf of itself and the First-Lien Creditors under the First-Lien Documents, the Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, Holdings, the Borrower and each Grantor, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First-Lien Collateral Agent or the Second-Lien Collateral Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.  Each Second-Lien Creditor, by its acceptance of the benefits of the Second-Lien Note Documents, agrees to be bound by the agreements herein made by it and the Second-Lien Collateral Agent, on its behalf.

8.10                           APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES.

8.11                           Binding on Successors and Assigns.  This Agreement shall be binding upon First-Lien Collateral Agent, the other First-Lien Creditors, the Second-Lien Collateral Agent, the other Second-Lien Creditors and their respective successors and assigns.

8.12                           Specific Performance. Each of the First-Lien Collateral Agent and the Second-Lien Collateral Agent may demand specific performance of this Agreement.  Each of the First-Lien Collateral Agent, on behalf of itself and the First-Lien Creditors under the First-Lien Documents, and the Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First-Lien Collateral Agent or the Second-Lien Collateral Agent, as the case may be.

8.13                           Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.14                           Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.15                           Authorization.  By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. Each Second-Lien Creditor, by its acceptance of the benefits of the Second-Lien Note Documents, agrees to be bound by the agreements made herein.

8.16                           No Third Party Beneficiaries; Effect of Agreement.  This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the First-Lien Creditors and the Second-Lien Creditors.  No other Person shall have or be entitled to assert rights or benefits hereunder.  Nothing in this Agreement shall impair, as between each of the Grantors and the First-Lien Collateral Agent and the First-Lien Creditors, on the one hand, and each of the Grantors and the Second-Lien Collateral and the Second-Lien Creditors, on the other hand, the obligations of each Grantors to pay principal, interest, fees and other amounts as provided in the First-Lien Documents and the Second-Lien Note Documents, respectively.

8.17                           Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First-Lien Creditors on the one hand and the Second-Lien Creditors on the other hand.  None of the Borrower, any other Grantor or any other creditor thereof shall have any rights hereunder.  Nothing in this Agreement is intended to or shall impair the obligations of the Borrower or any other Grantor, which are absolute and unconditional, to pay the First-Lien Obligations and the Second-Lien Obligations as and when the same shall become due and payable in accordance with their terms.

8.18                           Grantors; Additional Grantors.  It is understood and agreed that Holdings, the Borrower and each other Grantor on the date of this Agreement shall constitute the original Grantors party hereto.  The original Grantors hereby covenant and agree to cause each Subsidiary of Holdings which becomes a Subsidiary Guarantor after the date hereof to contemporaneously become a party hereto (as a Grantor) by executing delivering a counterpart hereof to the First-Lien Collateral Agent or by executing and delivering an assumption agreement in form and substance reasonably satisfactory to the First-Lien Collateral Agent.  The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person which becomes a Subsidiary Guarantor at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if same constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence.

8.19                           Second-Lien Collateral Agent.   For the avoidance of doubt it is understood and agreed that Second-Lien Collateral Agent is not a party to any First-Lien Documents, is not bound by any of their terms nor has any obligations (express or implied) under any such documents, is not deemed to have any knowledge related thereto and will not be required to refer to any such agreements for any reason whatsoever.

The Second-Lien Collateral Agent shall not have nor shall it be deemed to owe any fiduciary duty to any holders of First-Lien Obligations or the First-Lien Collateral Agent.  With respect to the holders of First-Lien Obligations and the First-Lien Collateral Agent, the Second-Lien Collateral Agent undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Agreement and no implied covenants or obligations with respect to the holders of First-Lien Obligations or the First-Lien Collateral Agent shall be read into this Agreement against the Second-Lien Collateral Agent.

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

First-Lien Collateral Agent

Notice Address:		BANK OF AMERICA, N.A., in its capacity as First-Lien Collateral Agent
Bank of America, N.A.
Agency Management		By:	/s/ Rosanne Parsill
231 S. LaSalle Street			Name: Rosanne Parsill
Chicago, IL 60697			Title: Assistant Vice President
Telephone:	(312) 923-1639
Telecopier:	(877) 206-8429
Attention:	Rosanne Parsill

Second-Lien Collateral Agent

Notice Address:		U.S. BANK NATIONAL ASSOCIATION, in its capacity as Second-Lien Collateral Agent
U.S. Bank National Association
60 Livingston Avenue		By:	/s/ Richard Prokosch
EP-MN-WS3C			Name: Richard Prokosch
St. Paul, MN 55107-2292			Title: Vice President
Telephone:	(651) 495-3918
Telecopier:	(651) 495-8097
Attention:	Rick Prokosch

APPLETON PAPERS INC.
INTERCREDITOR AGREEMENT

APPLETON PAPERS INC.

By:	/s/ Thomas J. Ferree
	Name:	Thomas J. Ferree
	Title:	Chief Financial Officer

PAPERWEIGHT DEVELOPMENT CORP.

By:	/s/ Thomas J. Ferree
	Name:	Thomas J. Ferree
	Title:	Chief Financial Officer

AMERICAN PLASTICS COMPANY, INC.

By:	/s/ Thomas J. Ferree
	Name:	Thomas J. Ferree
	Title:	Chief Financial Officer

C & H PACKAGING COMPANY, INC.

By:	/s/ Thomas J. Ferree
	Name:	Thomas J. Ferree
	Title:	Chief Financial Officer

NEW ENGLAND EXTRUSION INC.

By:	/s/ Thomas J. Ferree
	Name:	Thomas J. Ferree
	Title:	Chief Financial Officer

APPLETON PAPERS INC.
INTERCREDITOR AGREEMENT